    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999


                      REGISTRATION NOS. 333-79773, 333-79773-01 AND 333-79773-02

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        ADVANTA BUSINESS SERVICES CORP.
                  (SPONSOR OF THE SECURITIES DESCRIBED HEREIN)

                     ADVANTA LEASING RECEIVABLES CORP. VIII
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEVADA                                    6189                                 52-217-0910
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                          639 ISBELL ROAD, SUITE 390-A
                               RENO, NEVADA 89509
                                 (775) 823-3080
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   PRINCIPAL EXECUTIVE OFFICES OF REGISTRANT)

                      ADVANTA LEASING RECEIVABLES CORP. IX
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEVADA                                    6189                                 52-217-0234
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                                639 ISBELL ROAD,
                                  SUITE 390-B
                               RENO, NEVADA 89509
                                 (775) 823-3016
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES OF REGISTRANT)

                               COLE SILVER, ESQ.
                      C/O ADVANTA BUSINESS SERVICES CORP.
                              1020 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                 (609) 782-7300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:


                   CAMERON L. COWAN, ESQ.                                         PAUL MURPHY, ESQ.
             ORRICK, HERRINGTON & SUTCLIFFE LLP                                MOORE & VAN ALLEN, PLLC
                    3050 K STREET, N.W.                                         100 NORTH TRYON STREET
                   WASHINGTON, D.C. 20007                                        CHARLOTTE, NC 28202
                       (202) 339-8488                                               (704) 331-3510


    Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM         PROPOSED
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     MAXIMUM AGGREGATE        AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED          PER UNIT(1)       OFFERING PRICE(1)   REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Equipment Receivables Asset-Backed Notes,
  Series 1999-1, Class A.....................     $102,000,000             100%             $102,000,000           $28,356
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act

(2) $278 of the Registration Fee has been paid previously


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED AUGUST 12, 1999


PROSPECTUS


                     ADVANTA LEASING RECEIVABLES CORP. VIII

                      ADVANTA LEASING RECEIVABLES CORP. IX
                                    ISSUERS
                        ADVANTA BUSINESS SERVICES CORP.
                            ORIGINATOR AND SERVICER

            EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1

                         $51,460,585(1) CLASS A-1 NOTES


                         $38,232,647(1) CLASS A-2 NOTES


                         $10,213,977(1) CLASS A-3 NOTES



(1) APPROXIMATE INITIAL PRINCIPAL AMOUNTS

 CONSIDER CAREFULLY THE RISK
 FACTORS BEGINNING ON PAGE 6
 IN THIS PROSPECTUS.

 A note is not a deposit and
 neither the notes nor the
 underlying contracts or
 receivables are insured or
 guaranteed by any
 governmental agency.

 The notes offered in this
 prospectus are obligations
 of the issuers only. They
 are payable only from a
 limited pool of assets. The
 notes are not obligations
 of Advanta Business
 Services Corp., Advanta
 Corp. or any of their
 affiliates.


                                                                         PRICE TO   UNDERWRITING   PROCEEDS
                                                              INTEREST    PUBLIC      DISCOUNT     TO ISSUER
                                       CLASS                    RATE     PER NOTE     PER NOTE     PER NOTE
                                       -----                  --------   --------   ------------   ---------
                                       A-1..................       %          %            %       $
                                       A-2..................       %          %            %       $
                                       A-3..................       %          %            %       $


                           The total price to public is $            , the total
                           amount of the underwriting discount is $          ,
                           and the total amount of proceeds plus accrued interest and before deduction of expenses is
                           $          .

                           CREDIT ENHANCEMENT


                           The issuers also are issuing approximately
                           $11,720,956 of     % Class B asset-backed notes. The
                           Class B notes are subordinated to, and provide credit enhancement for, the Class A notes.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



FIRST UNION CAPITAL MARKETS CORP.                               BARCLAYS CAPITAL



                                August   , 1999

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    1
  Issuers.............................    1
  Limited Obligations.................    1
  Originator and Servicer.............    1
  Trustee.............................    1
  The Pledged Assets..................    1
  The Contracts.......................    2
  The Notes...........................    2
  Payment Date........................    3
  Issuance Date.......................    3
  Interest Payments...................    3
  Principal Payments..................    3
  Stated Maturity.....................    3
  Subordination.......................    3
  Residual Receipts...................    4
  Residual Account....................    4
  Reserve Account.....................    4
  Collections by the Servicer.........    4
  Flow of Funds.......................    4
  Optional Redemption.................    5
  Class B Special Redemption..........    5
  Limited Ability to Remove Defaulted
     Contracts........................    5
  Federal Income Tax Status...........    5
  ERISA Considerations................    5
  Ratings.............................    5
Risk Factors..........................    6
  You May Not Be Able to Sell Your
     Notes............................    6
  Prepayments on the Contracts May
     Cause Early Payment of Notes and
     You May Not Be Able to Reinvest
     at a Comparable Rate.............    6
  Servicer's Possession of the
     Contracts May Result in Delayed
     Payments, Losses or Accelerated
     Payments.........................    6
  State Laws and Other Factors May
     Restrict or Delay Recovery
     Efforts and Adversely Affect the
     Recovery of the Full Amount Due
     on the Contracts.................    7
  Security Interests in Most Equipment
     Are Not Perfected and Other
     Creditors May Have Rights to the
     Equipment........................    7
  If the Promissory Notes Are Not
     Delivered to the Trustee, the
     Security Interests in the Loans
     Are Not Perfected................    9



                                        PAGE
                                        ----
  Residual Receipts Are Uncertain and
     May Not Be Available or
     Sufficient to Prevent Defaults on
     the Notes........................    9
  Article 2A of the UCC May Diminish
     Recoveries.......................    9
  Recharacterization of the Transfer
     of Contracts or Interests Therein
     as a Secured Borrowing Could
     Reduce or Delay Your Payments....    9
  Substantive Consolidation of Advanta
     Business Services and the Issuers
     May Result in Losses on Your
     Investment.......................   10
  Commingling of Trust Assets by
     Advanta Business Services May
     Result in Reduced or Delayed
     Payments to You..................   10
  Insolvency of Advanta Business
     Services May Result in an
     Inability to Repurchase
     Contracts........................   10
  Insolvency of the Issuers Could
     Reduce or Delay Your Payments....   11
  Default or Insolvency of Users May
     Reduce Payments to You...........   11
  If the Pledged Assets Are Not
     Sufficient, Defaults Will
     Occur............................   11
  Technological Obsolescence of the
     Equipment May Reduce the Value of
     the Collateral...................   11
  Geographic Concentration of the
     Contract Portfolio Causes
     Increased Risk From Local
     Economic Conditions and Natural
     Disasters........................   11
  Book-Entry Registration Will Result
     in Your Inability to Exercise
     Directly Your Rights as a
     Noteholder.......................   11
  Limited Nature of Credit Ratings
     Assigned to the Notes............   11
  Risks Associated with Year 2000
     Compliance.......................   12
Introduction..........................   13
The Issuers...........................   13
Management's Discussion and Analysis
  of Financial Condition..............   13
Directors and Executive Officers of
  the Issuers.........................   14
Use of Proceeds.......................   15
The Trustee...........................   16
The Pledged Assets....................   16

                                        PAGE
                                        ----
Advanta Business Services's
  Underwriting, Origination and
  Servicing Practices.................   19
Removal and Modifications of
  Contracts, Sale and Re-Leasing of
  Assets..............................   24
Statistical Information...............   25
Servicing Portfolio Delinquency and
  Default Information.................   31
Description of the Notes..............   32
Prepayment and Yield Considerations...   51
Legal Matters Affecting the
  Contracts...........................   57
Federal Income Tax Consequences.......   59
State Tax Consequences................   62
Legal Investment......................   62
ERISA Considerations..................   62
Underwriting..........................   64
Ratings of the Notes..................   65
Experts...............................   65
Legal Matters.........................   65
Reports to Noteholders................   66
Where You Can Find More Information...   66



                                        PAGE
                                        ----
Index of Terms........................   67
Appendix A: Global Clearance,
  Settlement and Tax Documentation
  Procedures..........................  A-1
Appendix B: Report of Independent
  Accountants for Advanta Leasing
  Receivables Corp. VIII..............  B-1
Appendix C: Financial Statements of
  Advanta Leasing Receivables Corp.
  VIII................................  C-1
Appendix D: Notes to Advanta Leasing
  Receivables Corp. VIII Financial
  Statements..........................  D-1
Appendix E: Report of Independent
  Accountants for Advanta Leasing
  Receivables Corp. IX................  E-1
Appendix F: Financial Statements of
  Advanta Leasing Receivables Corp.
  IX..................................  F-1
Appendix G: Notes to Advanta Leasing
  Receivables Corp. IX Financial
  Statements..........................  G-1


     The Underwriters may engage in transactions that stabilize, maintain, or in some way affect the price of the notes. These types of transactions may include stabilizing, the purchase of notes to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting."

     If you have received a copy of this prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from Advanta Business Services Corp. or an underwriter by asking for it.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO MAKE YOUR INVESTMENT DECISION. IT PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF CALCULATIONS, CASH FLOWS AND OTHER MATTERS THAT, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS PROSPECTUS.

TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, CAREFULLY READ THIS ENTIRE DOCUMENT.

ISSUERS

Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX will issue the notes and will be joint and several obligors on the notes.

Advanta Leasing Receivables Corp. VIII is a Nevada corporation. Its principal place of business is 639 Isbell Road, Suite 390-A, Reno, Nevada 89509. Its telephone number is (775) 823-3080.

Advanta Leasing Receivables Corp. IX is a Nevada corporation. Its principal place of business is 639 Isbell Road, Suite 390-B, Reno, Nevada 89509. Its telephone number is (775) 823-3016.

Each of the issuers is a newly created special purpose corporation.

LIMITED OBLIGATIONS


Our obligation to pay the notes is limited to a specific source of funds. We will pay the notes only from payments received on the contracts and collateral provided for the contracts. The contracts will be equipment leases and loan agreements. We will identify all of the contracts at the time we issue the notes.


ORIGINATOR AND SERVICER


Advanta Business Services Corp. originated or acquired the contracts or interests therein. Advanta Business Services will transfer its interest in the scheduled payments arising under the contracts and certain related property to Advanta Leasing Receivables Corp. IX. Advanta Business Services will transfer its interest in any residual payments coming due under the contracts and certain related property to Advanta Leasing Receivables Corp. VIII.



Advanta Business Services or its successor will service the contracts for the issuers. The servicer will collect payments on the contracts and enforce defaulted contracts when necessary. The servicer may, but is not required to, make advances to cover delinquent contract payments in certain circumstances.


Advanta Business Services is a Delaware corporation. Its principal place of business is 1020 Laurel Oak Road, Voorhees, New Jersey 08043. Its telephone number is (609) 782-7300.


The indenture will permit Advanta Business Services to assign its rights and obligations as servicer to any affiliate of Advanta Corp. if the rating agency condition is satisfied.


TRUSTEE

The trustee is Bankers Trust Company. The trustee's address is 4 Albany Street, New York, New York 10006.

THE PLEDGED ASSETS


We will pledge our interest in the contracts, amounts due and to become due under the contracts and our interests in the equipment to secure payments on the notes. More specifically, the pledged assets will include:



     - the contracts or interests therein owned by us;



     - amounts which we are entitled to receive on the contracts;



     - collections and collateral associated with the contracts to the extent we are entitled to such amounts and collateral;



     - amounts held by the trustee in the collection account, the reserve account and other Series 1999-1 accounts;



     - our interest in the sale and contribution agreement;



     - our rights, if any, in the equipment; and


     - any other proceeds of the Series 1999-1 contracts.


In approximately 16% of the contracts, based on the statistical aggregate contract principal balance, we have acquired Advanta Business Services's interest in certain periodic payments and the collateral securing such payments, but if the user makes the required scheduled payments, at the end of the term of the lease, we will have no right to the equipment or the residual interests in the equipment.


THE CONTRACTS


We will use the proceeds from the sale of the notes (i) to buy from Advanta Business Services, a portfolio of contracts and interests therein and the interest, if any, in the related equipment which secures such contracts, (ii) to make the initial deposit to the reserve account and (iii) to pay certain costs and expenses incurred in issuing the notes.



The contracts include leases for a wide variety of small-ticket equipment. The equipment includes, but is not limited to, office equipment, telecommuni-cations equipment, automotive repair equipment, surveillance equipment and furniture. The lessees or borrowers are referred to in this prospectus collectively as the users. The users are businesses and business owners throughout the United States.



The leases are triple-net leases. This means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment.



The leases cannot be cancelled by the lessees. Payments due under the leases are unconditional obligations of the lessee without right of offset. The servicer may, however, allow prepayments.



In addition to leases, approximately 1.19% of the contracts, based on the statistical aggregate contract principal balance, are in the form of loan agreements. The terms of the loan agreements differ from the leases as described in this prospectus.



We will calculate the principal value of the contracts at any time by discounting the contracts' remaining scheduled payments at the applicable
discount rate which is      %.



The statistical characteristics of the contracts shown in this prospectus, however, are calculated as of July 1, 1999, using a statistical discount rate of 7.18%.



The contracts had the following characteristics at July 1, 1999:



     - statistical aggregate contract principal balance: $111,628,166



     - statistical average contract principal balance: $5,631



     - number of contracts: 19,823


We expect some variance between this information and the portfolio on the day we issue the notes. The material characteristics of the portfolio on the date of issuance will not vary by more than 5% from the information presented in this document, based on the aggregate contract principal balance.



We will make payments on the notes from collections on the contracts or collateral securing the contracts and certain other pledged assets.


THE NOTES

In this document, we are offering three classes of notes:


     - % Class A-1 notes with an initial principal balance of approximately $51,460,585;



     - % Class A-2 notes with an initial principal balance of approximately $38,232,647; and



     - % Class A-3 notes with an initial principal balance of approximately $10,213,977.



We also will issue approximately $11,720,956      % Class B notes at the same
time as the offered notes.



We are not offering the Class B notes by this document.


The notes represent non-recourse asset-backed debt obligations of the issuers. The notes are secured by and payable only from the pledged assets.


We will issue the notes under the Advanta Business Receivables Master Facility Agreement, dated as of the date the notes are issued. The terms of the notes will be contained in the Series 1999-1 supplement to the master agreement. In this prospectus, we refer to the master agreement, together with the supplement, as the indenture.



The indenture allows for the issuance of series of notes in addition to Series 1999-1. If an additional series were issued, it would be payable from a separate portfolio of contracts and related assets. We do not, however, currently contemplate the issuance of any additional series under the indenture. Under the indenture, we cannot issue any additional series of notes unless the issuance satisfies the rating agency condition.

PAYMENT DATE


We will pay interest and principal on the offered notes on the 15th day of each month if the fifteenth is a business day. If the fifteenth is not a business day, then the payment will be on the next business day. September 15, 1999 will be the first payment date.


ISSUANCE DATE


We will issue the notes on or about August   , 1999.


INTEREST PAYMENTS


Interest on the notes will accrue from one payment date to and including the day before the next payment date. For the first payment, interest will begin to accrue on the day we issue the notes.



The interest rate for each class of offered notes is specified in this prospectus summary under "Description of the Notes."



Interest on the Class A-1 notes will be computed on the basis of actual days elapsed and a 360-day year. Interest on the Class A-2 notes, Class A-3 notes and Class B notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


PRINCIPAL PAYMENTS


We will pay monthly principal on the notes from available funds only after servicer advances are repaid and after servicing fees and interest on both the Class A notes and the Class B notes are paid. Principal payments will be made from remaining amounts.



Monthly principal payments due will be an amount equal to the excess of the outstanding principal balance over the aggregate contract principal balance as of the related calculation date.


We will pay principal monthly as follows:


     - first to Class A-1, until it is paid in full, the entire monthly principal amount to pay Class A-1;



     - after Class A-1 is paid in full, a portion of the monthly principal amount equal to the Class A principal payment amount to pay Class A-2 until it is paid in full; and then to pay Class A-3 until it is paid in full;



     - after Class A-1 is paid in full, a portion of the monthly principal amount equal to the Class B principal payment amount to Class B until Class B is paid in full (subject to the maintenance of certain credit enhancement levels for the Class A notes);



     - if the Class B floor exceeds the Class B target investor principal amount, the difference between the monthly principal amount and the sum of the Class A principal payment amount and Class B principal payment amount will be paid sequentially to Class A-2, Class A-3 and Class B notes.



We refer you to "Description of the Notes -- Flow of Funds" in this prospectus for more detail on the payment of principal and interest.



STATED MATURITY



If the notes have not already been paid in full, we will be obligated to pay the outstanding principal amount of the Class A-1 notes, Class A-2 notes, Class A-3 notes and Class B notes in full on their respective stated maturity dates. The stated maturity dates are:



                             STATED
CLASS                    MATURITY DATE
-----                  ------------------
A-1..................  September 15, 2000
A-2..................  September 16, 2002
A-3..................  November 17, 2003
B....................  April 15, 2005


We expect that payment on the notes of each class will be made before the payment date set forth in the table above.

SUBORDINATION


The Class B notes will be subordinated to the Class A notes.



     - on each payment date, the trustee will use available funds to pay interest on the Class A notes and then interest on the Class B notes; and



     - on each payment date, the trustee will use the available funds to pay principal due on the Class A notes and then principal due on the Class B notes.



We refer you to "Description of the Notes -- Subordination Provisions" in this prospectus for a more complete description of the subordination of the Class B notes.

RESIDUAL RECEIPTS



Proceeds may be realized from the sale of the issuers' interest in the equipment following the termination of a contract or from periodic payments made for the continued use of the equipment after the termination date of a contract. These proceeds, known as residual receipts, will be deposited into the collection account and included as available funds.



If a residual event occurs and is continuing, the residual receipts not paid to the servicer or distributed to you or used to fund the reserve account will be deposited into the residual account.



RESIDUAL ACCOUNT



On the closing day, the trustee will establish the residual account. Deposits to the residual account will not be made unless a residual event has occurred and is continuing. If a residual event occurs and is continuing, deposits to the residual account will be made only after payments with a higher priority in the flow of funds are made.



During the continuation of a residual event, amounts that otherwise would be released to Advanta Leasing Receivables Corp. VIII will be retained in the residual account for application on future payment dates.



Once the residual event ends, amounts on deposit in the residual account will be deposited into the collection account. If those amounts are not used on that payment date, they will be released to Advanta Leasing Receivables Corp. VIII.


RESERVE ACCOUNT


The trustee will establish a reserve account. On the closing date, the issuers will deposit to the reserve account an amount equal to 1% of the initial aggregate contract principal balance. Additional deposits will be made from the flow of funds until the required reserve amount is on deposit. The trustee will use the amounts in the reserve account to pay the following amounts if collections on the contracts are insufficient:


     - amounts owed to the servicer;

     - interest due on the notes; and

     - principal due on the notes.


     The required reserve amount is the greater of 1% of the initial aggregate contract principal balance and 5% of the outstanding principal balance of the notes. The required reserve amount will not, however, exceed the outstanding amount of the notes.


COLLECTIONS BY THE SERVICER


Advanta Business Services or its successor will service the contracts under the indenture. Advanta Business Services or any successor may be removed as servicer if an event of servicer default occurs.


The servicer manages and administers the contracts. It also enforces and makes collections on the contracts and any insurance policies and, if needed, realizes on the issuers' interest. In exchange for its services, the servicer receives a monthly servicer fee.

FLOW OF FUNDS


On each payment date, the trustee will make the following payments from the available funds in the collection account. The available funds in the collection account will include any amounts transferred from the residual account or the reserve account. The trustee will make payments in the following order of priority:


     - first, to the servicer to pay for any unrecoverable servicer advances;

     - then, to the servicer to pay the servicer fee along with miscellaneous amounts;


     - then, to the Class A noteholders to pay the Class A note interest, ratably with respect to each class of Class A notes;



     - then, to the Class B noteholders to pay the Class B note interest;



     - then, until the Class A-1 notes are paid in full, the entire monthly principal amount to pay principal of the Class A-1 notes;



     - when the Class A-1 notes have been paid in full, a portion of the monthly principal amount equal to the Class A principal payment amount to pay principal of the Class A-2 notes until paid in full then to pay principal of the Class A-3 notes until paid in full;



     - when the Class A-1 notes have been paid in full, a portion of the monthly principal amount equal to the Class B principal payment amount to pay principal of the Class B notes;

     - then if the Class B floor is greater than the Class B target investor principal amount, the difference between the monthly principal amount and the sum of the Class A principal payment amount and the Class B principal payment amount to pay principal sequentially to Class A-2, Class A-3 and Class B;



     - then, to the reserve account in the amount needed to increase the amount in the reserve account to the required reserve amount;



     - then, if a residual event has occurred and is continuing, to the residual account the lesser of (i) the available funds remaining on deposit in the collection account and (ii) the aggregate amount of residual receipts originally included in available funds for that payment date; and


     - finally, to the issuers, any remaining available funds in the collection account.

OPTIONAL REDEMPTION

The servicer has the option to direct the redemption of all remaining notes when the aggregate contract principal balance is 10% or less of the initial aggregate contract principal balance.


If a redemption occurs, you will receive a final distribution equaling the entire unpaid balance of your notes plus any accrued and unpaid interest. You will not receive a redemption premium.



CLASS B SPECIAL REDEMPTION



The Class B notes may be redeemed on any payment date, at a price equal to the Class B principal balance on that payment date, including any accrued and unpaid interest, plus the Class B special redemption premium. The Class B special redemption premium is payable only to the holders of the Class B notes if the issuers exercise the Class B special redemption; it is not payable in the event of an optional redemption as described in the immediately preceding paragraph. If the Class B special redemption occurs, it will be treated as a purchase of the Class B notes by the issuers and payments thereon will be made to the issuers.



LIMITED ABILITY TO REMOVE DEFAULTED CONTRACTS



The issuers may, but have no obligation to, remove defaulted contracts from the Series 1999-1 trust estate. The issuers may remove contracts with a contract principal balance, calculated as if the contracts were not defaulted, in the aggregate amount up to 5% of the initial aggregate contract principal balance. Upon removal of a contract, the issuers must deposit the prepayment amount for such contract into the collection account.


FEDERAL INCOME TAX STATUS


In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the issuers, under existing law, the Class A-1 notes, Class A-2 notes, Class A-3 notes and Class B notes will be characterized as debt for federal income tax purposes. By your acceptance of a note, you will agree to treat your note as debt for federal, state and local income and franchise tax purposes. We refer you to "Federal Income Tax Consequences" in this prospectus for additional information about the application of federal income tax laws.


ERISA CONSIDERATIONS


Subject to important considerations described under "ERISA Considerations" in this prospectus, the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and Class B notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the notes on behalf of or with plan assets of any plan should consult with its counsel regarding whether the purchase or holding of the notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the Internal Revenue Code.


RATINGS


We will not issue the notes unless the rating agencies have assigned the following ratings (or higher) to each class of notes:



CLASS                     MOODY'S     FITCH
-----                     -------    -------
A-1.....................   P-1       F1+/AAA
A-2.....................   Aaa         AAA
A-3.....................   Aaa         AAA
B.......................   A1          A+



The ratings may be lowered, qualified or withdrawn by the rating agencies in their discretion. The ratings are not recommendations to buy, sell or hold the notes. They do not address any risk of prepayment or that payment will be made at any time before the stated maturity.

                                  RISK FACTORS

     You should carefully consider the following risk factors before deciding to invest in the notes offered by this prospectus.

YOU MAY NOT BE ABLE TO SELL
YOUR
NOTES
                                 If no public market develops, you, as a
                                 noteholder, may not be able to liquidate your investment in the notes prior to maturity. There currently is no public market for the notes, and we offer no assurance that one will develop. The underwriters expect, but are not obligated, to make a market in the notes. There is no assurance, however, that any market will be created or, if created, will continue.


PREPAYMENTS ON THE CONTRACTS
MAY
CAUSE EARLY PAYMENT OF NOTES
AND
YOU MAY NOT BE ABLE TO
REINVEST AT
A COMPARABLE RATE
                                 The rate of principal payments on the notes is unpredictable because it depends on, among other things, the rate of payment on the contracts. In addition to the normally scheduled payments on the contracts, payments may come earlier as a result of a number of different events, including:


                                 - prepayments permitted by the servicer;


                                 - prepayments permitted under contracts that
                                   are in the form of loans;


                                 - payments resulting from contracts that are
                                   defaulted;

                                 - payments resulting from contracts accelerated
                                   by the servicer;

                                 - payments due to loss, theft, destruction or
                                   other casualty; and

                                 - payments upon repurchases by Advanta Business
                                   Services because of a breach of
                                   representations and warranties.


                                 Furthermore, the rate of early terminations of contracts due to prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may increase prepayments and defaults.


                                 In addition, the servicer may direct the redemption of all remaining notes on any payment date when the aggregate contract principal balance is 10% or less of the initial aggregate contract principal balance. A redemption may result in an early return of your investment. You will not receive a premium if your notes are redeemed.

                                 There can be no assurance that you will be able to reinvest any early payments at a rate of return equal to or greater than that on your offered notes.


                                 Be aware that you bear the risk of reinvesting distributions resulting from payment of the notes earlier than expected.



SERVICER'S POSSESSION OF THE
CONTRACTS
MAY RESULT IN DELAYED
PAYMENTS,
LOSSES OR ACCELERATED PAYMENTS   The servicer will retain possession of the
                                 contracts, which will not be physically
                                 segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the issuers or the trustee. If the servicer, while in possession of the contracts, sells or pledges and delivers them to another party, in violation of its agreements, the other party could acquire an interest in the contracts and take priority over you. However, UCC financing statements will be filed reflecting the sale and assignment of the pledged assets by Advanta
                                 Business Services to the issuers and by the issuers to the trustee, and the servicer's accounting records and computer files will be marked to reflect such sales and assignments.
                                 Because the contracts will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trustee, if a subsequent purchaser were able to take physical possession of the contracts without knowledge of such assignment, such trustee's interest in the pledged assets could be defeated. In such event, you may experience delays in payments and losses on your investments. Also, if the servicer becomes insolvent while in possession of the contracts, competing claims to ownership or security interests in the contracts may result. Even if unsuccessful, these claims could delay payments to you. If successful, these claims could result in losses to you or accelerate the prepayment of the notes.


STATE LAWS AND OTHER FACTORS
MAY RESTRICT OR DELAY RECOVERY
EFFORTS AND ADVERSELY AFFECT
THE RECOVERY OF THE FULL AMOUNT
DUE ON THE CONTRACTS             State laws may limit or delay recoveries on the
                                 contracts. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments. If we must rely on repossession and disposition of equipment to cover losses, we may not be able to realize the full amount due.

                                 Other factors that may affect our ability to realize the full amount due on the contracts include:


                                 - for contracts for equipment that originally
                                   cost $25,000 or less no financing statements will be filed to perfect Advanta Business Services's security interest or the issuers' interest or the trustee's interest in the equipment against a lessee;



                                 - for some contracts, the issuers have only a
                                   contractual right to scheduled payments
                                   thereunder, but unless the user defaults on the scheduled payments, the issuers have no right, at the end of the term, to the equipment or residual receipts; if the entity that owns the right to the equipment and residual receipts were to go into bankruptcy, the timing or amount of payments to the issuers could be adversely affected;



                                 - depreciation of the equipment;



                                 - obsolescence of the equipment; and


                                 - damage to or loss of any piece of equipment.

                                 As a result, you may experience delays in payments and losses on your investments.


SECURITY INTERESTS IN MOST
EQUIPMENT ARE NOT PERFECTED
AND OTHER CREDITORS MAY HAVE
RIGHTS TO THE EQUIPMENT          The users' obligation to make payment on the
                                 contracts are secured by a security interest in the related equipment. The security interests are not perfected unless a UCC financing statement has been filed in the appropriate filing office. Advanta Business Services has not filed and does not expect to file UCC financing statements to perfect its security interest in equipment that originally cost
                                 $25,000 or less. Financing statements have, in most cases, been filed for equipment that originally cost more than $25,000. Financing statements in favor of Advanta Business
                                 Services have, therefore, been filed for equipment that represents approximately 36.45% of the statistical aggregate contract principal balance. As a result, the security interest in equipment that represents approximately 63.55% of the statistical aggregate contract principal balance has not and will not be perfected in favor of Advanta Business Services, the issuers or the trustee. Advanta Business Services, however, has not filed and does not expect to file UCC-3 financing statements assigning its security interest in such equipment against the users in favor of the issuers or the trustee.
                                 To the extent Advanta Business Services has filed appropriate UCC-1 financing statements against the users, the issuers and the trustee will nevertheless have a perfected security interest in the equipment against the users.



                                 Another party (such as a creditor of the user) may acquire rights in some of the equipment superior to those of Advanta Business Services, the issuers and the trustee. The lack of a perfected security interest in the equipment may result in claims against the users being unsecured and may adversely affect the ability of the servicer to realize on the equipment, which may cause you to experience delays in payments and losses on your investment.



                                 To the extent any of the leases are determined to be true leases for commercial law purposes, as opposed to financing leases, title to the equipment will be held by Advanta Business Services. Advanta Business Services will transfer all of its residual interests in the equipment (including the residual receipts thereon) to Advanta Leasing Receivables VIII, and will represent in the contribution agreement that such transfer is an absolute sale. Advanta Leasing Receivables VIII will pledge its interest in any such equipment to the trustee to secure the notes. In the event the transfer from Advanta Business Services to Advanta Leasing Receivables VIII is recharacterized as a pledge rather than an absolute sale, the bankruptcy of Advanta Business Services may result in delays in realization of residuals and in payments to you. To perfect the security interest of Advanta Leasing Receivables VIII and the trustee in any such equipment, the servicer will, on or prior to the closing date, file UCC financing statements in selected states and local jurisdictions naming Advanta Business Services as debtor and Advanta Leasing Receivables VIII as secured party and Advanta Leasing Receivables VIII as debtor and the trustee as secured party. Financing statements will not be filed in all jurisdictions and, therefore, to the extent Advanta Business Services's or Advanta Leasing Receivables VIII's interest in equipment is not covered by one of such statements other creditors may gain a superior interest therein. The failure to perfect in these circumstances could cause you to experience delays in payments and losses on your investment.

IF THE PROMISSORY NOTES ARE
NOT DELIVERED TO THE TRUSTEE,
THE SECURITY INTERESTS IN
THE LOAN ARE NOT PERFECTED       In the case of loans evidenced by promissory
                                 notes, which loans represent 1.19% of the contracts, the servicer does not expect to deliver the promissory notes to the trustee. As a result, the issuers' and the trustee's interest in such loans will not be perfected, which may cause you to experience delays in payments and losses on your investment.



RESIDUAL RECEIPTS ARE
UNCERTAIN AND MAY NOT BE
AVAILABLE OR SUFFICIENT TO
PREVENT DEFAULTS ON THE NOTES    The availability of residual receipts and the
                                 amount thereof will depend on many factors.
                                 Therefore, residual receipts may not exist or may not be sufficient if needed to make payments on the notes. The amount of residual receipts will depend upon, among other factors, the ability of the servicer to sell or re-lease equipment upon the termination of a contract whether that termination occurs as a result of early termination or upon scheduled expiration of the contract if the user determines to return the equipment. The market value of the equipment generally declines with use, age and technological advances. Other factors which may affect the amount of residual receipts will include whether the equipment is returned to the servicer upon termination or expiration of the contract and whether there is damage to or loss of the equipment. Also, the expected residual value of the equipment subject to the contracts which are financing leases is commonly zero or insignificant.



                                 In addition, residual receipts collected in any month and not used on the next payment date to pay interest or principal on the notes or deposited into the reserve account or residual account will be released to Advanta Leasing Receivables Corp. VIII and will no longer be available to make payments on the notes.



ARTICLE 2A OF THE UCC MAY
DIMINISH RECOVERIES              Most states have adopted a version of Article
                                 2A of the UCC. Article 2A purports to codify many provisions of existing common law.
                                 Although there is little precedent regarding how Article 2A will be interpreted, it may limit the enforceability of any
                                 "unconscionable" lease or "unconscionable" provisions in a lease.



                                 Article 2A also may provide a lessee with remedies, including the right to cancel the lease contract for lessor breaches or defaults.
                                 Article 2A may add to or modify the terms of consumer leases and leases where the lessee is a merchant lessee. Moreover, it recognizes typical consumer lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.



RECHARACTERIZATION OF THE
TRANSFER OF CONTRACTS OR
INTERESTS THEREIN AS A
SECURED BORROWING COULD
REDUCE OR DELAY YOUR
PAYMENTS If Advanta Business Services were to become a debtor under the federal bankruptcy code or similar applicable federal or state laws, a creditor or trustee in bankruptcy (including Advanta Business Services as debtor-in-possession) might argue that the transfer of Advanta Business Services's interest in the contracts and the equipment to the issuers was (or should be recharacterized as) a pledge to secure a borrowing rather than an absolute sale. If a court accepted this position, then the issuers and the trustee could experience a delay in or reduction of collections on the contracts and the equipment. Consequently, you could incur a loss on your investment. If the transactions contemplated in this prospectus are treated as a sale, the contracts would not be part of Advanta Business Services's bankruptcy estate and would not be available to the creditors of Advanta Business Services.


                                 A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the UCC. Although the contracts constitute chattel paper or general intangibles rather than accounts under the UCC, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the UCC. If Advanta Business Services were to become a debtor in bankruptcy and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply the same reasoning to chattel paper, the issuers (and thus the trustee) could experience a delay in or reduction of collections on the contracts. You could incur a loss on your investment as a result.


SUBSTANTIVE CONSOLIDATION OF
ADVANTA BUSINESS SERVICES
AND THE ISSUERS MAY RESULT
IN LOSSES ON YOUR INVESTMENT     The issuers have taken and will take steps to
                                 ensure that a voluntary or involuntary petition for relief by or against Advanta Business
                                 Services under the federal bankruptcy code will not result in the substantive consolidation of the assets and liabilities of the issuers with those of Advanta Business Services.
                                 Nevertheless, it is possible that, in the event of a bankruptcy of Advanta Business Services, a court would order the issuers' assets and liabilities to be substantively consolidated with those of Advanta Business Services. An order to substantively consolidate could adversely affect the issuers' ability to receive payments on the contracts, and you could therefore incur a loss on your investment.


COMMINGLING OF TRUST ASSETS BY
ADVANTA BUSINESS SERVICES MAY
RESULT IN REDUCED OR DELAYED
PAYMENTS TO YOU                  While Advanta Business Services is the
                                 servicer, cash collections held by Advanta
                                 Business Services will be commingled and used for its benefit until those collections are required to be deposited into the collection account. If the servicer were unable to remit collections, or if the servicer became insolvent, the issuers may not have a perfected ownership or security interest in those collections. As a result, you could incur a loss on your investment.

INSOLVENCY OF ADVANTA BUSINESS
SERVICES MAY RESULT IN AN
INABILITY TO REPURCHASE
CONTRACTS                        Advanta Business Services will make
                                 representations and warranties regarding the contracts and the equipment. In the event that a representation or warranty concerning a specific contract is breached, if the breach is not cured within a specified time period and the value of the contract is materially and adversely affected by the breach, Advanta
                                 Business Services will be required to purchase the contract from the issuers. In the event of a bankruptcy or insolvency of Advanta Business
                                 Services, the trustee may be unable to compel
                                 Advanta Business Services to repurchase
                                 contracts, and you could incur a loss on your investment.

INSOLVENCY OF THE ISSUERS
COULD REDUCE OR DELAY YOUR
PAYMENTS If one or both of the issuers were to become bankrupt or insolvent under any bankruptcy or insolvency law, delays in distributions to you would be likely and you could incur a loss on your investment. Each issuer has taken steps to minimize the likelihood that it will become bankrupt or otherwise insolvent.

DEFAULT OR INSOLVENCY OF USERS
MAY REDUCE PAYMENTS TO YOU       To the extent users default on the contracts,
                                 including through insolvency, contract payments will decrease. Accordingly, funds available to you, as a noteholder, will be reduced.

IF THE PLEDGED ASSETS ARE NOT
SUFFICIENT, DEFAULTS WILL
OCCUR The notes are debt of the issuers secured by and payable only from the pledged assets. If the contract payments and other assets pledged to secure the notes are insufficient to pay the notes in full, you have no rights to obtain payment from Advanta Business Services or any of its affiliates or from any other source.


TECHNOLOGICAL OBSOLESCENCE OF
THE EQUIPMENT MAY REDUCE THE
VALUE OF THE COLLATERAL          If the user does not pay the amount due on a
                                 contract, the only other source of monies to pay amounts due will be the income and proceeds from the disposition of the related equipment or other security, if any, provided by the user. If the servicer or the trustee must repossess and sell equipment, it may not recover the entire amount due on a contract because the market value of equipment usually declines with age and may be subject to sudden, significant declines in value because of technological advances. As a result, you may experience delays in receiving payments and suffer losses on your investment in the notes.



GEOGRAPHIC CONCENTRATION OF
THE CONTRACT PORTFOLIO CAUSES
INCREASED RISK FROM LOCAL
ECONOMIC CONDITIONS AND NATURAL
DISASTERS                        As of the statistical calculation date,
                                 approximately 15.39%, 11.04%, 8.92%, 8.12% and
                                 8.04% of the contracts (based on the
                                 statistical aggregate contract principal balance) were located in California, Florida, New York, Texas and New Jersey, respectively.
                                 No other state accounts for more than 5.00% of the statistical aggregate contract principal balance. Accordingly, adverse economic conditions, natural disasters or other factors particularly affecting any of these states could have a disproportionate affect on the performance of the portfolio.



BOOK-ENTRY REGISTRATION WILL
RESULT IN YOUR INABILITY TO
EXERCISE DIRECTLY YOUR RIGHTS
AS A NOTEHOLDER                  The notes will be registered in the name of
                                 Cede & Co., as nominee of The Depository Trust
                                 Company. As a result, unless and until
                                 definitive notes are issued, you will not be recognized by the issuers or the trustee as a noteholder. You will only be able to exercise the rights of noteholders indirectly, through The Depository Trust Company, Euroclear or
                                 Cedelbank and their respective participating organizations. You will receive reports and other information provided for in the indenture only to the extent provided by The Depository
                                 Trust Company, Euroclear or Cedelbank. If you are a beneficial owner of book-entry notes, your ability to pledge your notes, and the liquidity of your notes in general, may be limited by the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your notes.



LIMITED NATURE OF CREDIT
RATINGS ASSIGNED TO THE NOTES    Each credit rating assigned to your notes
                                 reflects the rating agency's assessment only of the likelihood that interest will be paid to you on each payment date and principal will be paid to you on or before the stated maturity date of your notes, not that it will be paid when expected or scheduled. These ratings are based on the rating agencies' determination of the value of the contracts, the reliability of the payments on the contracts in the portfolio and the subordination provisions.


                                 The ratings do not address the following:


                                 - the likelihood that the principal on your
                                   notes will be prepaid, paid on a scheduled date or paid on any particular date before the stated maturity date for your class;


                                 - the possibility that your notes will be paid
                                   early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders;

                                 - the marketability of the notes, or any market
                                   price; or

                                 - that an investment in the notes is a suitable
                                   investment for you.

                                 A rating is not a recommendation to purchase, hold or sell notes.

RISKS ASSOCIATED WITH YEAR
2000 COMPLIANCE                  Advanta Business Services is faced with the
                                 task of completing its Year 2000 compliance goals. The Year 2000 issue results from the two-digit format programmed into nearly all computers. Without adjustment, computers will recognize "00" as 1900 instead of 2000, and will begin to generate incomplete or inaccurate information. Advanta Business Services reasonably believes that its servicing system will be Year 2000 compliant before the Year
                                 2000.

                                 Nevertheless, it presently is engaged in various procedures to determine if its computer systems and software will be Year 2000 compliant. Advanta Business Services also is determining if the computer systems and software of its material suppliers, customers, brokers and agents will be Year 2000 compliant.


                                 In the event that Advanta Business Services, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve Year 2000 compliance, the performance of Advanta Business Services's obligations as servicer could be adversely affected. Failure to achieve Year 2000 compliance could result in delays in processing payments on the contracts or a shut down of operations for a period of time which could have a material adverse effect on our ability to pay the notes.

                                  INTRODUCTION


     On August   , 1999 (the "CLOSING DATE"), Advanta Leasing Receivables Corp.
VIII ("ADVANTA LEASING RECEIVABLES VIII,") and Advanta Leasing Receivables Corp. IX ("ADVANTA LEASING RECEIVABLES IX") will issue approximately $111,628,165 of their Equipment Receivables Asset-Backed Notes, Series 1999-1 in three classes of Class A Notes, Class A-1, Class A-2 and Class A-3 (the "CLASS A-1 NOTES," "CLASS A-2 NOTES" and "CLASS A-3 NOTES," respectively) and one class of Class B Notes (the "CLASS B NOTES") (each a "CLASS"). Only the Class A-1, Class A-2 and Class A-3 Notes (the "CLASS A NOTES" or "OFFERED NOTES") are offered by this prospectus (this "PROSPECTUS"). The Class B Notes will be placed privately by the Issuers. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes are collectively the "NOTES." Capitalized terms used in this Prospectus are defined on the pages indicated in the table entitled "Index of Terms" at the back of this Prospectus.



     The Notes will be issued under the terms of the Advanta Business Receivables Master Facility Agreement, dated as of the date of issuance of the Notes (the "MASTER AGREEMENT"), among Advanta Leasing Receivables VIII, Advanta Leasing Receivables IX, together as the Issuers, Advanta Business Services Corp. ("ADVANTA BUSINESS SERVICES"), as servicer, and Bankers Trust Company, as Trustee (the "TRUSTEE"). The specific terms of the Notes will be set forth in the Series 1999-1 Supplement, dated the date of issuance of the Notes, to the Master Agreement (the "SERIES SUPPLEMENT" and, together with the Master Agreement, the "INDENTURE") also among the Issuers, Advanta Business Services and the Trustee.



     The Indenture will allow the Issuers to issue additional series of notes subsequent to the issuance of Series 1999-1. Any additional series would be issued under a separate series supplement and would be payable from a separate pool of assets. The Issuers do not currently expect to issue any additional series of notes under the Indenture. The Indenture will require that the Rating Agency Condition be satisfied before any additional series could be issued.



     The Issuers will enter into a Master Sale and Contribution Agreement dated the date of issuance of the Notes and a Series 1999-1 Supplement thereto (collectively, the "CONTRIBUTION AGREEMENT"), with Advanta Business Services. Pursuant to the Contribution Agreement, Advanta Leasing Receivables IX will acquire Advanta Business Services's right to receive certain scheduled payments arising under the Contracts and Advanta Leasing Receivables VIII will acquire any monies due or to become due under the Contracts upon termination (whether under the Contract, upon acceleration or otherwise) (the "RESIDUAL INTEREST").



     Advanta Business Services, as originator of the Contracts, including origination by acquisition from other entities, is referred to herein as the "ORIGINATOR."


                                  THE ISSUERS

     The Issuers are Advanta Leasing Receivables VIII and Advanta Leasing Receivables IX. Each of Advanta Leasing Receivables VIII and Advanta Leasing Receivables IX is referred to in this Prospectus individually as an "ISSUER," and collectively they are referred to as the "ISSUERS." The Issuers will be jointly and severally liable on the Notes.


     Each Issuer is a Nevada corporation formed May 5, 1999. Each Issuer is a wholly-owned subsidiary of Advanta Business Services. The principal office of Advanta Leasing Receivables VIII is located at 639 Isbell Road, Suite 390-A, Reno, Nevada 89509 and the principal office of Advanta Leasing Receivables IX is located at 639 Isbell Road, Suite 390-B, Reno, Nevada 89509.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


     As of the date of this Prospectus, neither of the Issuers has an operating history. The net proceeds of the sale of the Notes will be used by the Issuers to acquire the Contracts or Advanta Business Services's rights therein and the Residual Interest, to pay costs and expenses and to make the initial deposit to the Reserve Account. See "Use of Proceeds." The Issuers are prohibited by their respective articles of incorporation from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment), loan agreements and other financing agreements from Advanta Business Services and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Nevada law. The Issuers' abilities to incur, assume or guaranty indebtedness for borrowed money are also restricted by their respective articles of incorporation.


                DIRECTORS AND EXECUTIVE OFFICERS OF THE ISSUERS


     The following table sets forth the executive officers and directors of the
Issuers and their ages and positions as of August   , 1999. Because the Issuers
are organized as special purpose companies and will be largely passive, it is expected that the officers and directors of each Issuer in such capacity will participate in the management of each Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by Advanta Business Services or any successor thereto, as servicer (with any successors, the "SERVICER").


                     ADVANTA LEASING RECEIVABLES CORP. VIII

NAME                                        AGE   POSITION
----                                        ---   --------
George Deehan.............................  56    Director
John Paris................................  41    President and Director
Michael Coco..............................  34    Chief Financial Officer and Director
Cole Silver...............................  42    Secretary and Director
Janice C. George..........................  52    Assistant Secretary and Director
Francis B. Jacobs, II.....................  57    Director
Mark D. Shapiro...........................  37    Treasurer

                      ADVANTA LEASING RECEIVABLES CORP. IX

NAME                                        AGE   POSITION
----                                        ---   --------
George Deehan.............................  56    Director
John Paris................................  41    President and Director
Michael Coco..............................  34    Chief Financial Officer and Director
Cole Silver...............................  42    Secretary and Director
Janice C. George..........................  52    Assistant Secretary and Director
Francis B. Jacobs, II.....................  57    Director
Mark D. Shapiro...........................  37    Treasurer


     George Deehan has served as Director of the Issuers since being elected on May 6, 1999. Mr. Deehan was appointed president and chief executive officer of Advanta Leasing Services, the business equipment leasing unit of Advanta Business Services, in August 1998. In this position, Mr. Deehan is responsible for overseeing strategic planning, systems integration and national marketing and sales initiatives for the leasing products. Prior to joining Advanta Business Services, Mr. Deehan served as president and chief operating officer of Information Technology Services for AT&T Capital. As chief operating officer, he helped AT&T to launch a worldwide outsourcing business which managed clients computer network systems.



     John Paris has served as President and Director of the Issuers since being elected on May 6, 1999. Mr. Paris joined Advanta Business Services in December 1993 and has served in a variety of assignments, including responsibility for the planning, finance and accounting functions of Advanta Business Services, supporting both the leasing and business credit card divisions. In November 1998 Mr. Paris was promoted to Senior Vice President and chief financial officer of Advanta Leasing Services and currently focuses exclusively on lease products. Prior to joining Advanta Business Services, Mr. Paris was a financial consultant with BISYS, Inc., controller, asset-liability manager and vice president of finance with First Peoples Financial Corp. and a senior auditor with CoreStates Corp.



     Michael Coco has served as Chief Financial Officer and Director of the Issuers since being elected on May 6, 1999. Mr. Coco is Director of Structured Finance for Advanta Corp. He has held this position since November 1998. In this role, he is responsible for all securitization and securitization-like structuring activities. His responsibility covers Advanta Corp.'s securitization program, which includes closed-end mortgages, open-end mortgages, leases and business credit cards.



     Cole Silver has served as Secretary and Director of the Issuers since being elected on May 6, 1999. Mr. Silver is General Counsel of Advanta Business Services, Advanta Insurance Company and Advanta Bank Corp. Prior to coming to Advanta Business Services, Mr. Silver was the sole litigator in Pennsylvania for one of the "big three" automobile finance companies and one of the largest mortgage companies in the United States. Mr. Silver had his own law practice from 1988 until 1992 when he joined Advanta Business Services.



     Janice C. George has served as Assistant Secretary and Director of the Issuers since being elected on May 6, 1999. For the last six years, Ms. George has been employed by Griffin Corporate Services.



     Francis B. Jacobs, II has served as Director of the Issuers since being elected on May 6, 1999. For the last six years, Mr. Jacobs has been employed by Delaware Trust Capital Management.



     Mark D. Shapiro has served as Treasurer of the Issuers since being elected on May 6, 1999. Mr. Shapiro joined Advanta Business Services in 1996, and is currently the Director of Commercial Structured Finance. Prior to joining Advanta Business Services, Mr. Shapiro was the structured finance manager for DVI, Inc., a medical equipment finance company. Mr. Shapiro is currently responsible for the execution, management and maintenance of all leasing and business credit card securitizations. He also assists in all aspects of relationship management to Advanta Business Services's securitization programs.



     None of the above-listed directors and officers of the Issuers will be compensated directly by the Issuers with any funds or assets of the Issuers nor will the directors and officers receive compensation in the capacities in which they act for the Issuers.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "SECURITIES ACT"), may be permitted to directors, officers and controlling persons of the Issuers pursuant to the foregoing provisions, or otherwise, each of the Issuers has been advised that in the opinion of the Securities and Exchange Commission (the "SEC"), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.


                                USE OF PROCEEDS


     The Issuers will apply the net proceeds from the sale of the Notes as follows: (i) to make the initial deposit to the Reserve Account, in the amount
of $          (equal to 1% of the Initial Aggregate Contract Principal Balance)
(the "RESERVE ACCOUNT INITIAL DEPOSIT"); (ii) to acquire the portfolio of Contracts (or interests therein) and the Residual Interest from Advanta Business Services and (iii) to pay costs and expenses. To the extent that the value of the Contracts and other rights and interests including the Residual Interest acquired from Advanta Business Services exceeds the amount of proceeds to purchase such assets, Advanta Business Services will contribute the balance of such assets to the capital of the Issuers.


     Advanta Business Services has, in a series of transactions, previously transferred contracts to affiliates and the affiliates have transferred the contracts to commercial paper conduits in return for cash or have pledged the contracts as security for or a source of payment for notes issued by the affiliates. The Issuers will use proceeds from the sale of the Notes to acquire contracts from Advanta Business Services, and Advanta Business Services will use proceeds from the sale of the Contracts in part to acquire the Contracts from the current owners. The balance of the Contracts (or interests therein) to be included in the portfolio are contracts originated or acquired by Advanta Business Services and currently held by Advanta Business Services.


                                  THE TRUSTEE


     Bankers Trust Company will be the Trustee under the Indenture. Advanta Business Services, as Originator or Servicer, and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Originator, the Servicer, and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under the Indenture. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations of the Trustee will be exercised jointly by the Trustee and the separate trustee or co-trustee, except in any jurisdiction in which the Trustee is incompetent or unqualified to act. In those jurisdictions in which the Trustee cannot act, the separate trustee or co-trustee shall exercise and perform its rights, powers, duties and obligations alone at the direction of the Trustee.


     The Trustee may resign at any time, in which event the Issuers will be obligated to appoint a successor Trustee. The Issuers may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Indenture, fails to perform in any material respect its obligations under the Indenture, or becomes insolvent. The Issuers will be obligated to appoint a successor Trustee.

                               THE PLEDGED ASSETS

GENERAL


     The assets pledged by the Issuers to the Trustee to secure the Notes (collectively, the "PLEDGED ASSETS") will consist of the Issuers' right, title and interest in:



     - leases and loans included on a list delivered to the Trustee on the Closing Date (collectively, the "CONTRACTS"); the Contracts provide financing for the purchase or lease of a variety of "small-ticket" equipment items for businesses, including, without limitation, office equipment (such as computers, copy machines, facsimile machines, printers and telephones), telecommunications equipment, automotive repair equipment, surveillance equipment and furniture (the "EQUIPMENT");



     - all monies due or to become due on the Contracts after the opening of business on August 1, 1999 (the "CUT-OFF DATE") and all related security;


     - all amounts in the Collection Account, the Reserve Account and the Residual Account;

     - all of the Issuers' rights in the Contribution Agreement;


     - proceeds of each of the foregoing, but excluding any insurance premiums, taxes, late charge fees for those Contracts for which a Servicer Advance has been made, any initial unpaid amounts; and



     - interests, if any, of the Issuers in the Equipment (and proceeds, including net insurance proceeds thereof) and the Residual Receipts related thereto.


     To facilitate servicing, the Servicer will retain possession of the Contracts and the related Contract Files and will hold the Contract Files in accordance with the provisions of the Indenture, subject to the interests of the Trustee and the Holders of the Notes.

     The "CONTRACT FILES" means, with respect to each Contract, the following documents:

     - the executed original counterparts of the Contract;

     - a copy of the related agreement, if any, between the Originator and a broker pursuant to which the Originator acquired Contracts;

     - copies of all documents (which may be in microfiche form or on the Servicer's computerized information system), if any, that the Originator or the Servicer keeps on file for the benefit of the Originator in accordance with the Originator's or Servicer's customary procedures; and

     - copies (together with all amendments, assignments and continuations thereof and including evidence of filings with the appropriate office) of all Uniform Commercial Code ("UCC") financing statements filed with respect to the Contracts, identifying the User as debtor and the Originator as secured party, if applicable.

TRUST ESTATE

     Under the Series Supplement, the Issuers will pledge all of the Pledged Assets to the Trustee to secure the payment of the Notes. The Trustee will hold the interests in the Pledged Assets as the "TRUST ESTATE."

THE CONTRACTS


     The Contracts are in the form of leases or loans. Loans may include installment sale contracts.



     Of the Contracts, 98.81%, measured by the Statistical Aggregate Contract Principal Balance, are leases and the remaining 1.19% are loan agreements.



     The Servicer has represented that, for accounting purposes, all of the leases included as Contracts are financing leases rather than "true" leases or operating leases.



     With respect to Contracts representing approximately 16% of the Statistical Aggregate Contract Principal Balance, Advanta Business Services has acquired from vendors or other lease financing entities (and transferred to Advanta Leasing Receivables Corp. IX) only a right to receive certain periodic lease payments made by the Users. With respect to such Contracts, unless the User is in default, at the end of the term of such lease Advanta Business Services is required to reassign the Equipment or Residual Interest to the vendor or other lease financing entity.


     Statistical information concerning the Contracts is included in this Prospectus under the caption "Statistical Information."

     References to the "USER" means any obligor, under any Contract, whose obligations thereunder constitute the sources of payments under the Contract, including any guarantor of the obligation.


     The Contracts typically require a "residual" payment at the end of the term most of which payments are in the form of a purchase option. These purchase options are exercisable at varying amounts, and are referred to as "PURCHASE OPTION PAYMENTS." If a User under a Contract with such a purchase option does not exercise its purchase option, the User is required to either continue the lease of the Equipment on a month-to-month basis or return the Equipment to the Servicer.



     The Purchase Option Payments are either (i) an option to purchase the equipment for $1.00, (ii) an option to purchase the equipment for fair market value or (iii) an option to purchase the equipment for a stated amount. See the table captioned "Distribution of Contracts by Purchase Option" under the caption "Statistical Information" in this Prospectus. Those leases described above in which the vendor or other lease financing entity is entitled to the Equipment or the Residual Interest at the end of the term of the lease and the loans are listed in the table as "Other." For such leases the Purchase Option Payments, however determined, are not available to the Issuers or the Trust Estate.



     Contracts that take the form of leases contain "hell or high water" clauses unconditionally obligating the User to make periodic payments at the time and on the dates specified in the Contract. The language of the leases varies, but all state that the lease cannot be canceled for any reason. The leases specifically state that the obligation to make payments is unconditional notwithstanding equipment failure, damage, loss or any other problem. The leases also state that the lessor is not responsible for any representations or acts of the equipment vendor, or otherwise state that the lessor has no obligation with respect to the equipment and any problems therewith are the responsibility of the User.



     Some of the Contracts that are loans may be prepaid at the option of the User.



     Pursuant to the terms of the Indenture, however, the Servicer may allow prepayment of a Contract, whether in the form of a lease or a loan, in an amount not less than the Prepayment Amount of the Contract. To the extent the Servicer receives an amount in excess of the Prepayment Amount of a prepaid contract, such excess amount will also be deposited in the Collection Account for the benefit of the Noteholders. Such excess amount will be considered a part of Residual Receipts (such amount, an "EXCESS AMOUNT").



     Upon the prepayment of a Contract which is a loan, the Issuers will pay to the Servicer and the Servicer will deposit to the Collection Account, the excess of the Prepayment Amount over the amount prepaid by the User.



     In addition, in the event that a User requests an upgrade or trade-in of Equipment, the Servicer may permit a prepayment of the lease, remove the Equipment and related Contract from the Trust Estate, and deposit the Prepayment Amount received from the User into the Collection Account.


     The "PREPAYMENT AMOUNT" means, for a Contract, as of any date, the sum of
(a) the Contract Principal Balance of the Contract (without deduction for any security deposit paid by the User, unless the security deposit has been applied to the Contract Principal Balance pursuant to the Servicer's credit and collection policy and deposited into the Collection Account), plus (b) the product of the Contract Principal Balance and one-twelfth of the Applicable Discount Rate, plus (c) the Booked Residual Value for the Contract.


     Under some of the Contracts, the User may, upon prior written notice to the Servicer, assign or sublease the related Equipment, provided that the Servicer consents to the assignee or sublessee in accordance with the terms of the related Contract. The right to receive prior written notice and grant or deny consent shall be exercised by the Servicer. Notwithstanding any assignment or sublease, each User will remain liable for the lessee obligations under the related Contract and the Contract will remain part of the Trust Estate.



     The leases are "triple-net" leases (i.e., the User assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and insurance).



     The leases also contain provisions that unconditionally obligate the User to make all Scheduled Payments thereunder.



     On any date of calculation with respect to a Contract, the present value of the Scheduled Payments to become due with respect to the Contract on and after the date of calculation (but in any event on or prior to March 31, 2005) (excluding Scheduled Payments previously due and unpaid), discounted monthly at one-twelfth of the Applicable Discount Rate is the "CONTRACT PRINCIPAL BALANCE" of the Contract, except that a Defaulted Contract has a Contract Principal Balance of $0. Likewise, any Contract that has been prepaid or otherwise terminated prior to its termination date or which has been repurchased as a result of a breach of the representations and warranties made by the Originator or the Issuers with respect to such Contract, will have a Contract Principal Balance of $0.


     The "SCHEDULED PAYMENTS" with respect to any Contract are the stated periodic rental or loan payments (exclusive of any amounts in respect of insurance or taxes) set forth in the Contract and due from the User.


     "AGGREGATE CONTRACT PRINCIPAL BALANCE" means, for any Calculation Date, the aggregate of the Contract Principal Balances of all Contracts in the Trust Estate as of such date.

                          ADVANTA BUSINESS SERVICES'S

               UNDERWRITING, ORIGINATION AND SERVICING PRACTICES

GENERAL


     Advanta Business Services is a wholly-owned subsidiary of Advanta Leasing Holding Corp., a Delaware corporation. Advanta Leasing Holding Corp. is a wholly-owned subsidiary of Advanta Corp. (a publicly-traded company based in Spring House, Pennsylvania and listed on the NASDAQ as ADVNA, ADVNB and ADVNZ). Advanta Business Services is headquartered at 1020 Laurel Oak Road, Voorhees, New Jersey 08043-7228 and its phone number is (609) 782-7300.



     As of October 1, 1998, Advanta Business Services ceased originating contracts related to equipment financing. Since October 1, 1998, Advanta Bank Corp., a Utah industrial loan corporation based in Draper, Utah and an affiliate of Advanta Corp., the ultimate parent of Advanta Business Services, has assumed the origination of the equipment financings. Advanta Business Services currently services equipment financing arrangements originated by Advanta Bank Corp. and Advanta Business Services continues to service contracts which it originated or acquired prior to October 1, 1998.


CONTRACT ORIGINATION


     Prior to October 1, 1998, Advanta Business Services originated contracts primarily through its sales and marketing programs at its Voorhees, New Jersey headquarters. Advanta Business Services no longer originates and funds leases or other equipment financing arrangements; however, it provides origination services to Advanta Bank Corp. in connection with Advanta Bank Corp.'s equipment financing program. The Contracts which will be included in the Pledged Assets are Contracts which were originated or acquired or an interest in which was acquired by Advanta Business Services prior to October 1, 1998. Most of the Contracts were, after origination or acquisition by Advanta Business Services, sold, contributed or pledged in various securitization programs. Most of the Contracts included in the Pledged Assets will be acquired by Advanta Business Services from the current owners under the securitization programs and sold or contributed to the Issuers in connection with the issuance of the Notes.



     The Contracts were originally either (i) originated in the name of Advanta Business Services directly or through a vendor or broker; (ii) originated with funding by Advanta Business Services through a vendor or broker which vendor or broker assigned the Contract to Advanta Business Services but did not reveal the name of the originator to the User or (iii) originated by another funding source and purchased by Advanta Business Services. With respect to approximately 16% of the Statistical Aggregate Contract Principal Balance of the Contracts, Advanta Business Services has acquired only the rights to the scheduled payments and has agreed that, unless the User is in default, at the end of the term of the lease, all remaining rights in the Equipment will be returned to the vendor or other lease financing entity; and the interest conveyed to the Issuers will be only such right to scheduled payments (and a security interest in the equipment which can be exercised if the User defaults).



     The following describes Advanta Business Services's origination practices with respect to equipment financing arrangements, originated or acquired by Advanta Business Services prior to October 1, 1998, including the Contracts. Advanta Business Services continues to use these practices in connection with the origination services performed for Advanta Bank Corp.


     Advanta Business Services originates leases through marketing programs, vendors, brokers and bulk or portfolio purchases. Advanta Business Services establishes both formal and informal relationships with equipment vendors. As a result of previous transactions with Advanta Business Services, vendors may recommend that prospective customers make a credit application to Advanta Business Services for financing. A more formal program between Advanta Business Services and a vendor may offer prospective customers financing at pre-arranged rates, based upon the vendor's equipment, and terms and conditions approved by Advanta Business Services.

     Advanta Business Services also originates contracts through the use of brokers. In a typical broker transaction, the broker refers potential customers to Advanta Business Services and the broker is paid a referral fee. Contracts originated under the broker program are reviewed in a manner consistent with Advanta Business Services's then-existing policies and procedures.



     In a majority of these programs, the Equipment is leased by Advanta Business Services and it bills the User and collects payments in its own name.



     For some select vendor and broker programs, Advanta Business Services bills and collects payments in the vendor's name or the broker's name so that the User is not aware that Advanta Business Services is a party to the transaction. Under this program, once a contract becomes 61 days past due, Advanta Business Services is then immediately identified to the User.



     Vendors or brokers may choose to use Advanta Business Services's standard contract or they may use their own contract. In either case, the credit approval remains with Advanta Business Services. Contract documents for all programs are either identical to Advanta Business Services's standard lease documents or are reviewed by the legal staff of Advanta Business Services to insure substantial compliance with its standard terms.



     In instances where Advanta Business Services originated a Contract or acquired a Contract but does not own the equipment, it has, in cases where the initial value of the equipment exceeded $25,000, obtained a perfected security interest in the Equipment.


     Advanta Business Services also arranges purchases of contracts on a bulk or portfolio basis. These contracts may be originated by a variety of originators under several different underwriting guidelines. When reviewing potential bulk or portfolio acquisitions, the existing originator's contracts are reviewed and approved by the Advanta Business Services credit staff, using pre-determined guidelines. For each potential bulk or portfolio purchase, Advanta Business Services is able to accept or reject individual contracts.

CREDIT REVIEW


     In connection with the origination or acquisition of contracts prior to October 1, 1998 and in connection with the origination services currently performed for Advanta Bank Corp., Advanta Business Services performed and performs a thorough credit review of all prospective obligors. Typically, the credit review process begins when the prospective obligor completes a credit application. The completed credit application is entered into the company's computerized application processing system called ACE. Applications can be entered into ACE either internally or externally. A customized credit scoring model is employed and the credit decision based on several criteria which may include verification of a credit bureau report for the principal(s) of the prospective obligor, verification of a Dunn & Bradstreet listing for the company, and a review of the total dollar amount of exposure for all contracts the obligor has outstanding with Advanta Business Services, which may not exceed a specified dollar limit. Credit applications can be automatically approved and/or rejected based on the dollar amount of the application and a score falling within a range in the model. For those credit applications not falling within a specified dollar amount and/or credit score, the decision is based on an analysis by the credit staff utilizing criteria developed by Advanta Business Services. Authority to make credit decisions is based on seniority and the lending experience of the credit personnel. In general, transactions in excess of $500,000 must be approved by the senior management. The overall credit due diligence process is supported by a comprehensive set of policies and procedures that outline Advanta Business Services's credit processes and philosophies.



     Advanta Business Services's senior credit committee provides a forum for making credit decisions on transactions which exceed the authority of individual or paired credit approvers either in size or complexity. The senior credit committee also identifies strategic credit issues and establishes the credit polices and procedures throughout the company.


     In addition, the credit department has staff dedicated to perform reviews of potential new vendors and brokers to ensure compliance with the company's overall credit policies and procedures. In reviewing new relationships with vendors and brokers, Advanta Business Services considers, among other things, length of time in business, bank, credit and trade references, Dunn & Bradstreet reports, and credit bureau reports on all of the officers of the vendor being reviewed.

COLLECTION/SERVICING

     Collection activities with respect to delinquent contracts are performed by Advanta Business Services's servicing staff in Voorhees, New Jersey. Each contract has a provision for assessing late charges in the event that an obligor fails to make a payment on the contract on the related due date. Telephone contact is normally initiated when an account is twenty days past due. All collection activity is entered into Advanta Business Services's computerized collection system. Collectors input activity notes (i.e., notes summarizing recent collection activities) directly into the collection system, which enables company personnel to monitor the status of the account and take any necessary actions. Collectors have the latest status and collection history on each account available on their computer terminals.

     If a contract is delinquent the following action is taken:

          -- If a payment has not been received by the third day after the due date, the system automatically generates a computerized late notice which is sent directly to the User (except for the select vendor programs where the User does not recognize Advanta Business Services as a party to the transaction, in those situations the vendor is notified).

          -- If a payment has not been received by the 15th day after the due date, a past due letter is sent out to the User (except for the select vendor programs where the User does not recognize Advanta Business Services as a party to the transaction, in those situations, the vendor is notified).

          -- If a payment has not been received by the 31st day after the due date, a default letter is sent out to the User (except for the select vendor programs where the obligor does not recognize Advanta Business Services as a party to the transaction, in those situations, the vendor is notified).

          -- If a payment has not been received by the 61st day after the due date, a demand letter is sent out directly to the User.

     Telephone contact is continued throughout the delinquency period. If the transaction continues to be delinquent, Advanta Business Services may exercise any remedies available to it under the terms of the contract, including termination, acceleration and/or repossession. Each contract is evaluated on the merits of the individual situation, with the equipment value and the current financial strength of the User.

     If collection activities do not rectify the account, Advanta Business Services typically charges off the account at 121 days past due. An account may be charged off prior to 121 days by Advanta Business Services if it is determined that there will be no further payments made.

     At the time of charge-off, the account is turned over to Advanta Business Services's in-house litigation department for suit purposes. In general, a decision is made whether to pursue the obligor and/or personal guarantor through litigation. All third party collection agency assignments are made via the collection department in order to enforce the original terms of the contract should an account not be suit worthy. The litigation decision is dependent on a review of the account including credit bureau reports, obligor payment history, and/or Dunn & Bradstreet reports.


     In cases where the User filed for bankruptcy, the Advanta Business Services's bankruptcy department follows up with the User to determine whether the User intends to assume or reject the contract. In addition, the department pursues the non-bankrupt obligors while reviewing the fair market value of the equipment, the remaining balance of the contract, and the credit of the non-bankrupt obligors. If the bankruptcy department cannot settle with the non-bankrupt obligors, the file may be passed to the litigation department for suit. In many cases, although the User has filed for bankruptcy protection from its creditors, it continues to make regular payments on its contract to Advanta Business Services.

RESIDUAL VALUES


     Advanta Business Services has for every year since 1991 realized residual values which, on average, exceeded the booked residual values for the contracts. For contracts in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on Advanta Business Services's books. In the event the equipment is returned, Advanta Business Services utilizes the services of its vendors and brokers and also participates in an active secondary market for the sale of this returned, used equipment.


YEAR 2000


     The "YEAR 2000 ISSUE" affects computer and information technology ("IT") systems, as well as non-IT systems which include embedded technology such as micro-processors and micro-controllers that have date sensitive programs that may not properly recognize the Year 2000 or beyond. If the systems and products used by Advanta Corp. and its subsidiaries, including Advanta Business Services (collectively, "ADVANTA"), are not properly equipped to identify and recognize the Year 2000, its systems could fail or create erroneous results.



     In connection with the Year 2000 Issue, Advanta has organized a separate Year 2000 Project Office (the "PROJECT OFFICE"), led by a senior information technology manager to assess whether the computer systems and applications used are Year 2000 compliant and to implement appropriate corrective action for those that are not compliant.



     The Project Office has developed standards for its work based on work of leading authorities in the field. In addition, Advanta's internal audit department has assigned a senior information technology auditor to monitor all Year 2000 issues and developments for the Audit Committee of its Board of Directors. Independent consultants have assisted in the verification and validation processes to assure the reliability of Advanta's risk and cost estimates.



     Advanta has implemented a Year 2000 compliance program in accordance with applicable guidelines and regulations of the Federal Financial Institutions Examination Council ("FFIEC") as adopted by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, and has evaluated whether Advanta's systems are Year 2000 compliant. This evaluation includes identifying and prioritizing "mission-critical" systems, whose failure would have a severe impact on Advanta's financial condition and ability to perform its business functions.



     As of June 30, 1999, Advanta has completed the Awareness, Assessment and Validation phases, and has substantially completed the Renovation, Contingency Planning and Implementation phases of its Year 2000 compliance program with respect to its internal and external mission-critical systems. As stated before, Advanta is following guidelines set by the FFIEC, which required that all mission-critical systems be substantially implemented by June 30, 1999.



     In addition, Advanta has contacted significant business partners, including vendors, customers and asset management and funding counterparties to assess the potential impact on operations if those third parties or their products fail to become Year 2000 compliant in a timely manner. The internet websites of these significant business partners are also reviewed regularly to monitor and assess their level of Year 2000 compliance. Non-compliant products have been evaluated for correction, replacement or retirement. To date, Advanta is not aware of any material third party business relationship, product or system with a Year 2000 problem that management believes would have a material adverse effect on Advanta. Advanta's contingency plans have been developed in the event that remediation or replacement plans are not successfully implemented. The plans are reviewed and validated quarterly. The contingency plans are designed to protect its business and operations from business interruptions related to the Year 2000 Issue and, for example, may include back-up procedures or the identification of alternative suppliers, where practical. Many of the functions performed by the products and systems used, which operate automatically, can be performed manually. Consequently, in the event these products or systems experience isolated failures as a result of the Year 2000 Issue, management believes that disruption caused by such isolated failures should not have a material adverse effect on Advanta.

     Although there can be no assurances, Advanta believes that the Year 2000 Issue will not pose significant operational problems for it and will not have a material adverse effect on its future financial condition, liquidity or results of operations during 1999 and in future periods.



     Notwithstanding the foregoing, there are many uncertainties associated with the Year 2000 Issue and there can be no assurance that the Year 2000 Issue will not have a material adverse effect on the operations of the Originator and Servicer, including a shut down of operations for a period of time, which may, in turn, have a material adverse effect on the Notes.


MATTERS RELATED TO ADVANTA CORP.


     On January 22, 1999, Fleet Financial Group, Inc. and some of its affiliates ("FLEET") filed a lawsuit (the "COMPLAINT") against Advanta Corp. and some of its subsidiaries relating to the transaction with Fleet which closed on February 20, 1998 in which Advanta Corp. contributed substantially all of its consumer credit card business to a limited liability company owned by Fleet (the "FLEET TRANSACTION"). The Complaint centers around post-closing adjustments and other matters relating to the Fleet Transaction. Fleet seeks damages of approximately $141 million.



     On February 16, 1999, Advanta Corp. filed an answer to the Complaint denying the material allegations of the Complaint. Advanta Corp. also has filed counterclaims against Fleet seeking damages from Fleet. Although the outcome of the litigation between Fleet and Advanta Corp. cannot be determined, Advanta Corp. does not expect this litigation to have a material adverse effect on the financial position or future operating results of Advanta Corp. or Advanta Business Services.



     This Prospectus contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Additional risks that may affect Advanta Corp.'s performance are detailed in Advanta Corp.'s filings with the SEC, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.



     The ability of Advanta Corp.'s subsidiaries, including Advanta Business Services, to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Corp. Those obligations, insofar as they relate to the Trust Estate and the Notes, primarily consist of Advanta Business Services's obligation to repurchase Contracts which are inconsistent with representations and warranties set forth in the Contribution Agreement as well as the obligations of the Servicer pursuant to the Indenture. To the extent that the Servicer's ability to perform its functions and obligations is adversely affected, the Contracts may experience an increased level of delinquencies and losses.

     REMOVAL AND MODIFICATIONS OF CONTRACTS, SALE AND RE-LEASING OF ASSETS



     Under the terms of the Indenture, upon discovery by an Issuer, the Trustee or the Servicer of a breach of any of the representations or warranties of the Originator set forth in the Contribution Agreement, including, primarily, that the Contracts, as of the Closing Date are Eligible Contracts, the party discovering such breach shall give prompt written notice to the other parties. As of the last day of the calendar month in which such breach was discovered or, if later, the last day of the calendar month in which the Servicer received the notice thereof (or, at the Servicer's and such Issuer's election, any earlier date), unless such breach has been waived or cured prior to such time, the Issuers shall remove such Contract from the Trust Estate. In consideration for the removal of such Contract, the Issuers will be obligated to deposit the Prepayment Amount for such Contract into the Collection Account no later than the Determination Date prior to the next Payment Date. Under the Contribution Agreement, the Originator will be obligated to repurchase such Contracts from the Issuers.



     In addition, the Issuers may, at their option, remove Defaulted Contracts from the Trust Estate. The aggregate amount of Defaulted Contracts which the Issuers may remove from the Trust Estate shall not, however, exceed 5% of the Initial Aggregate Contract Principal Balance of the Contracts. The Issuers shall have no obligation to remove any Defaulted Contract. In determining the amount of a Defaulted Contract which is removed, the amount of such Contract shall be equal to the Contract Principal Balance of such Contract calculated immediately prior to classification as a Defaulted Contract. Upon removal of a Defaulted Contract from the Trust Estate, the Issuers shall pay the Prepayment Amount to the Servicer for deposit into the Collection Account.



     In the event that a User requests an upgrade or trade-in of Equipment, the Issuers may remove the Equipment and the related Contract from the Trust Estate during any Collection Period by remitting to the Trustee the applicable Prepayment Amount received from the User for deposit in the Collection Account on or prior to the Determination Date relating to such Collection Period.



     The Servicer has the right to modify the payment terms of the Contracts in accordance with its credit and collection policies, provided the Contract, as modified, (i) has a Contract Principal Balance not lower than the Contract Principal Balance of the Contract prior to the modification, (ii) does not have a maturity date later than March 31, 2005 and (iii) has a Booked Residual Value not lower than the Booked Residual Value of the Contract prior to the modification. See "Description of the Notes -- Rebates, Refunds, Modifications, Payment from Third Parties" for a description of additional provisions regarding modifications.



     With respect to Contracts that are Defaulted Contracts, at the request of the Issuers, the Trustee will release the lien of the Indenture with respect to the Defaulted Contracts and the Issuers may sell the Contracts provided that any proceeds of the sale of any Defaulted Contract shall be treated as Recoveries and deposited into the Collection Account as Available Funds.



     Upon repossession and disposition of any Equipment subject to a Defaulted Contract, the Servicer is directed to maximize the Recoveries, and, to do so, the Servicer may sell the Equipment at the best available price, refurbish the Equipment and re-lease or sell the Equipment to third parties, or take any other commercially reasonable steps to maximize the proceeds from the Equipment. Recoveries, including any future payments received for Defaulted Contracts, shall be paid to the Collection Account as Available Funds. If the Servicer reasonably believes that the value of any Equipment is zero or de minimis, it will dispose of the Equipment in accordance with its standard procedures.

                            STATISTICAL INFORMATION


     The statistical information presented in this Prospectus concerning the Contracts reflects those cashflows from August 1, 1999 and onward related to the portfolio of Contracts as of the opening of business on July 1, 1999 (the "STATISTICAL CALCULATION DATE"), and has been calculated using an assumed discount rate of 7.18% per year (the "STATISTICAL DISCOUNT RATE"). The Aggregate Contract Principal Balance of the Contracts as of the Statistical Calculation Date is $111,628,166 using the Statistical Discount Rate. The Aggregate Contract Principal Balance of the Contracts as of August 1, 1999 (the "CUT-OFF DATE") is
$          using the Applicable Discount Rate (the "INITIAL AGGREGATE CONTRACT
PRINCIPAL BALANCE"). The "APPLICABLE DISCOUNT RATE" is      %, which is equal to
the sum of (a) the weighted average interest rate of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class B Notes, each weighted by
(i) the initial principal balance of each Class of Notes, as applicable, and
(ii) the weighted average life to call of each Class of Notes under a 6.0% conditional prepayment rate ("CPR") prepayment and no loss scenario, as applicable, and (b) the Servicing Fee of 1.0% per annum. As of the Cut-Off Date, the total number of Contracts in the final pool was 19,598.



     The statistical distribution of the characteristics of the Contracts as of the Cut-Off Date using the Applicable Discount Rate may vary somewhat from the statistical distribution of the characteristics of the Contracts as of the Statistical Calculation Date using the Statistical Discount Rate as presented in this Prospectus, due to the fact that some Contracts reflected in the statistical information presented herein may have had payments made in respect thereof or may be determined not to meet the eligibility requirements for the final pool and also due to the fact that, during the period from the Statistical Calculation Date to the Cut-Off Date, some contracts may have been added to the Contracts. The variance in the material characteristics of the final pool will not be greater than 5% (plus or minus) compared to the characteristics that are described in this Prospectus, based upon the Aggregate Contract Principal Balance. The statistical characterization of the final pool will be filed with the SEC on a current report on Form 8-K.



     As used in the tables below, the "STATISTICAL AGGREGATE CONTRACT PRINCIPAL BALANCE" is the aggregate of the Contract Principal Balances of the related Contracts, calculated as of the Statistical Calculation Date using the Statistical Discount Rate. Unless otherwise noted, all calculations of Contract Principal Balances with respect to the Contracts and all statistical percentages in this Prospectus are measured by the Statistical Aggregate Contract Principal Balance. Furthermore, in all instances in this Prospectus where the Statistical Discount Rate is used to calculate the Contract Principal Balances, the calculation is performed by discounts related to Scheduled Payments at the same frequency as the payment interval of the related Contract.



     The percentages and balances set forth in each of the following tables may not total due to rounding.

     The following is statistical information relating to the Contracts calculated as of the Statistical Calculation Date.



                    SUMMARY INFORMATION CONCERNING CONTRACTS

                              (As of July 1, 1999)


Number of Contracts.........................................        19,823
Statistical Aggregate Contract Principal Balance............  $111,628,166
Statistical Average Contract Principal Balance..............  $      5,631
Statistical Minimum Contract Principal Balance..............  $         13
Statistical Maximum Contract Principal Balance..............  $    173,318
Aggregate Original Equipment Cost...........................  $227,325,593
Average Original Equipment Cost.............................  $     11,468
Minimum Original Equipment Cost.............................  $        250
Maximum Original Equipment Cost.............................  $    246,600
Weighted Average Original Term in Months....................          52.3
Minimum Original Term in Months.............................             8
Maximum Original Term in Months.............................            72
Weighted Average Remaining Term in Months...................          28.5
Minimum Remaining Term in Months............................             1
Maximum Remaining Term in Months............................            68
Weighted Average Seasoning in Months........................          23.8
Largest User................................................          0.17%
Loan Contracts..............................................          1.19%

                       DISTRIBUTION OF CONTRACTS BY STATE



                                                                          PERCENTAGE OF                     PERCENTAGE
                                   PERCENTAGE OF      STATISTICAL          STATISTICAL        AGGREGATE     OF ORIGINAL
                       NUMBER OF     NUMBER OF     AGGREGATE CONTRACT   AGGREGATE CONTRACT    EQUIPMENT      EQUIPMENT
STATE                  CONTRACTS     CONTRACTS     PRINCIPAL BALANCE    PRINCIPAL BALANCE        COST          COST
-----                  ---------   -------------   ------------------   ------------------   ------------   -----------
Alabama..............      206          1.04%         $  1,080,960              0.97%        $  2,145,885       0.94%
Alaska...............       25          0.13               155,078              0.14              375,930       0.17
Arizona..............      306          1.54             1,652,494              1.48            3,545,872       1.56
Arkansas.............       99          0.50               571,846              0.51            1,256,181       0.55
California...........    2,853         14.39            17,174,788             15.39           34,280,363      15.08
Colorado.............      291          1.47             1,354,895              1.21            3,256,680       1.43
Connecticut..........      425          2.14             2,049,466              1.84            4,344,031       1.91
Delaware.............       66          0.33               330,607              0.30              748,044       0.33
District of
  Columbia...........      109          0.55               756,359              0.68            1,405,918       0.62
Florida..............    2,108         10.63            12,321,897             11.04           23,421,460      10.30
Georgia..............      710          3.58             4,192,743              3.76            8,307,505       3.65
Hawaii...............       43          0.22               355,502              0.32              657,441       0.29
Idaho................       53          0.27               278,310              0.25              424,691       0.19
Illinois.............      445          2.24             2,590,007              2.32            5,600,668       2.46
Indiana..............      164          0.83               763,675              0.68            1,641,424       0.72
Iowa.................       43          0.22               301,298              0.27              598,452       0.26
Kansas...............       56          0.28               330,998              0.30              682,655       0.30
Kentucky.............      144          0.73               687,207              0.62            1,430,267       0.63
Louisiana............       75          0.38               385,001              0.34              724,017       0.32
Maine................       91          0.46               438,346              0.39              828,910       0.36
Maryland.............      452          2.28             2,673,038              2.39            4,963,366       2.18
Massachusetts........      688          3.47             3,578,602              3.21            7,667,400       3.37
Michigan.............      289          1.46             1,510,269              1.35            2,838,945       1.25
Minnesota............      190          0.96             1,017,321              0.91            2,212,081       0.97
Mississippi..........       87          0.44               561,356              0.50              943,185       0.41
Missouri.............      218          1.10             1,272,266              1.14            2,518,594       1.11
Montana..............       34          0.17               195,082              0.17              390,898       0.17
Nebraska.............       30          0.15               157,574              0.14              427,280       0.19
Nevada...............      110          0.55               642,090              0.58            1,174,363       0.52
New Hampshire........      124          0.63               734,825              0.66            1,393,315       0.61
New Jersey...........    1,523          7.68             8,974,709              8.04           18,560,737       8.16
New Mexico...........      108          0.54               433,794              0.39              901,891       0.40
New York.............    1,779          8.97             9,960,951              8.92           21,774,533       9.58
North Carolina.......      607          3.06             2,526,967              2.26            5,628,257       2.48
North Dakota.........        7          0.04                10,481              0.01               36,086       0.02
Ohio.................      631          3.18             3,343,248              2.99            6,499,946       2.86
Oklahoma.............      140          0.71               834,646              0.75            1,510,374       0.66
Oregon...............      214          1.08             1,075,306              0.96            2,056,020       0.90
Pennsylvania.........    1,032          5.21             5,190,552              4.65           10,877,365       4.78
Puerto Rico..........        2          0.01                 4,229              0.00               10,647       0.00
Rhode Island.........      153          0.77               830,241              0.74            1,605,578       0.71
South Carolina.......      261          1.32             1,841,117              1.65            3,564,182       1.57
South Dakota.........       15          0.08               106,334              0.10              145,828       0.06
Tennessee............      191          0.96             1,005,596              0.90            2,169,011       0.95
Texas................    1,517          7.65             9,061,134              8.12           18,848,112       8.29
Utah.................       80          0.40               541,614              0.49            1,084,466       0.48
Vermont..............       58          0.29               213,326              0.19              459,667       0.20
Virgin Islands.......        8          0.04                22,949              0.02               56,430       0.02
Virginia.............      506          2.55             2,733,929              2.45            5,513,541       2.43
Washington...........      256          1.29             1,638,745              1.47            3,261,069       1.43
West Virginia........       39          0.20               173,926              0.16              381,086       0.17
Wisconsin............      141          0.71               864,843              0.77            1,878,097       0.83
Wyoming..............       21          0.11               125,631              0.11              296,850       0.13
                        ------        ------          ------------            ------         ------------     ------
    Total............   19,823        100.00%         $111,628,166            100.00%        $227,325,593     100.00%
                        ======        ======          ============            ======         ============     ======

            DISTRIBUTION OF CONTRACTS BY CONTRACT PRINCIPAL BALANCE


                                                                                  PERCENTAGE OF                      PERCENTAGE
                                          PERCENTAGE OF      STATISTICAL           STATISTICAL         AGGREGATE     OF ORIGINAL
                              NUMBER OF     NUMBER OF     AGGREGATE CONTRACT    AGGREGATE CONTRACT     EQUIPMENT      EQUIPMENT
CONTRACT PRINCIPAL BALANCE    CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE         COST          COST
--------------------------    ---------   -------------   ------------------   --------------------   ------------   -----------
$      0.00 -- $   100.00...       94          0.47%         $      6,686               0.01%         $    210,064       0.09%
$   100.01 -- $   500.00....    1,474          7.44               455,970               0.41             5,302,537       2.33
$   500.01 -- $  1,000.00...    1,951          9.84             1,455,902               1.30             8,403,760       3.70
$  1,000.01 -- $  2,500.00...   5,042         25.44             8,501,295               7.62            27,948,750      12.29
$  2,500.01 -- $  5,000.00...   4,530         22.85            16,345,346              14.64            40,476,091      17.81
$  5,000.01 -- $ 10,000.00...   3,712         18.73            26,185,769              23.46            52,315,557      23.01
$ 10,000.01 -- $ 25,000.00...   2,424         12.23            35,835,540              32.10            60,220,758      26.49
$ 25,000.01 -- $ 50,000.00...     507          2.56            16,496,891              14.78            23,241,970      10.22
$ 50,000.01 -- $100,000.00...      78          0.39             4,961,404               4.44             7,376,153       3.24
$100,000.01 -- $150,000.00...       9          0.05             1,060,039               0.95             1,401,424       0.62
Greater than $150,000.00....        2          0.01               323,324               0.29               428,529       0.19
                               ------        ------          ------------             ------          ------------     ------
    Total...................   19,823        100.00%         $111,628,166             100.00%         $227,325,593     100.00%
                               ======        ======          ============             ======          ============     ======



              DISTRIBUTION OF CONTRACTS BY ORIGINAL EQUIPMENT COST



                                                                                  PERCENTAGE OF                      PERCENTAGE
                                          PERCENTAGE OF      STATISTICAL           STATISTICAL         AGGREGATE     OF ORIGINAL
                              NUMBER OF     NUMBER OF     AGGREGATE CONTRACT    AGGREGATE CONTRACT     EQUIPMENT      EQUIPMENT
ORIGINAL EQUIPMENT COST       CONTRACTS     CONTRACTS     PRINCIPAL BALANCE     PRINCIPAL BALANCE         COST          COST
-----------------------       ---------   -------------   ------------------   --------------------   ------------   -----------
$   100.01 -- $   500.00....       13          0.07%         $      2,352               0.00%         $      5,128       0.00%
$   500.01 -- $  1,000.00...      121          0.61                46,711               0.04               107,023       0.05
$  1,000.01 -- $  2,500.00...   2,173         10.96             1,965,262               1.76             4,106,298       1.81
$  2,500.01 -- $  5,000.00...   4,315         21.77             7,513,993               6.73            15,944,381       7.01
$  5,000.01 -- $ 10,000.00...   5,816         29.34            19,800,953              17.74            41,740,069      18.36
$ 10,000.01 -- $ 25,000.00...   5,421         27.35            41,612,325              37.28            84,154,686      37.02
$ 25,000.01 -- $ 50,000.00...   1,640          8.27            28,183,646              25.25            55,925,543      24.60
$ 50,000.01 -- $100,000.00...     268          1.35             8,568,354               7.68            17,244,573       7.59
$100,000.01 -- $150,000.00...      37          0.19             2,256,902               2.02             4,490,315       1.98
Greater than $150,000.00....       19          0.10             1,677,668               1.50             3,607,577       1.59
                               ------        ------          ------------             ------          ------------     ------
    Total...................   19,823        100.00%         $111,628,166             100.00%         $227,325,593     100.00%
                               ======        ======          ============             ======          ============     ======


                          DISTRIBUTION OF CONTRACTS BY
                      REMAINING MONTHS TO STATED MATURITY


                                                                            PERCENTAGE OF                     PERCENTAGE
                                     PERCENTAGE OF      STATISTICAL          STATISTICAL        AGGREGATE     OF ORIGINAL
                         NUMBER OF     NUMBER OF     AGGREGATE CONTRACT   AGGREGATE CONTRACT    EQUIPMENT      EQUIPMENT
REMAINING TERM (MONTHS)  CONTRACTS     CONTRACTS     PRINCIPAL BALANCE    PRINCIPAL BALANCE        COST          COST
-----------------------  ---------   -------------   ------------------   ------------------   ------------   -----------
 0 -- 12..............     7,062         35.63%         $ 13,566,449             12.15%        $ 67,832,975      29.84%
13 -- 24..............     6,843         34.52            36,403,048             32.61           77,964,173      34.30
25 -- 36..............     3,280         16.55            28,262,350             25.32           43,268,642      19.03
37 -- 48..............     2,040         10.29            24,568,903             22.01           28,823,670      12.68
49 -- 60..............       591          2.98             8,717,763              7.81            9,329,056       4.10
61 -- 72..............         7          0.04               109,654              0.10              107,077       0.05
                          ------        ------          ------------            ------         ------------     ------
    Total.............    19,823        100.00%         $111,628,166            100.00%        $227,325,593     100.00%
                          ======        ======          ============            ======         ============     ======

                          DISTRIBUTION OF CONTRACTS BY


                             ORIGINAL CONTRACT TERM



                                                                          PERCENTAGE OF                       PERCENTAGE
                                   PERCENTAGE OF      STATISTICAL          STATISTICAL         AGGREGATE      OF ORIGINAL
                       NUMBER OF     NUMBER OF     AGGREGATE CONTRACT   AGGREGATE CONTRACT     EQUIPMENT       EQUIPMENT
ORIGINAL TERM          CONTRACTS     CONTRACTS     PRINCIPAL BALANCE    PRINCIPAL BALANCE         COST           COST
(MONTHS)-----          ---------   -------------   ------------------   ------------------   --------------   -----------
 0 -- 12.............       85          0.43%         $     67,178              0.06%         $    430,184        0.19%
13 -- 24.............      923          4.66             2,161,158              1.94             5,033,383        2.21
25 -- 36.............    7,836         39.53            26,579,418             23.81            61,346,256       26.99
37 -- 48.............    2,184         11.02            12,030,168             10.78            27,020,067       11.89
49 -- 60.............    7,851         39.61            62,080,774             55.61           120,798,181       53.14
61 -- 72.............      944          4.76             8,709,470              7.80            12,697,522        5.59
                        ------        ------          ------------            ------          ------------      ------
    Total............   19,823        100.00%         $111,628,166            100.00%         $227,325,593      100.00%
                        ======        ======          ============            ======          ============      ======



                 DISTRIBUTION OF CONTRACTS BY PAYMENT FREQUENCY



                                                                          PERCENTAGE OF                     PERCENTAGE
                                   PERCENTAGE OF      STATISTICAL          STATISTICAL        AGGREGATE     OF ORIGINAL
                       NUMBER OF     NUMBER OF     AGGREGATE CONTRACT   AGGREGATE CONTRACT    EQUIPMENT      EQUIPMENT
PAYMENT TYPE           CONTRACTS     CONTRACTS     PRINCIPAL BALANCE    PRINCIPAL BALANCE        COST          COST
------------           ---------   -------------   ------------------   ------------------   ------------   -----------
Monthly..............   19,024         95.97%         $106,985,349             95.84%        $218,924,684      96.30%
Non-monthly..........      799          4.03             4,642,817              4.16            8,400,909       3.70
                        ------        ------          ------------            ------         ------------     ------
    Total............   19,823        100.00%         $111,628,166            100.00%        $227,325,593     100.00%
                        ======        ======          ============            ======         ============     ======



                  DISTRIBUTION OF CONTRACTS BY PURCHASE OPTION



                                                                          PERCENTAGE OF                     PERCENTAGE
                                   PERCENTAGE OF      STATISTICAL          STATISTICAL        AGGREGATE     OF ORIGINAL
                       NUMBER OF     NUMBER OF     AGGREGATE CONTRACT   AGGREGATE CONTRACT    EQUIPMENT      EQUIPMENT
PURCHASE OPTION        CONTRACTS     CONTRACTS     PRINCIPAL BALANCE    PRINCIPAL BALANCE        COST          COST
---------------        ---------   -------------   ------------------   ------------------   ------------   -----------
Nominal Buyout.......    6,713         33.86%         $ 38,511,375             34.50%        $ 75,664,257      33.28%
Fair Market Value....    6,820         34.40            37,437,870             33.54           78,653,512      34.60
Stated Residual......    3,475         17.53            16,890,302             15.13           36,716,667      16.15
Other(1).............    2,815         14.20            18,788,619             16.83           36,291,157      15.96
                        ------        ------          ------------            ------         ------------     ------
    Total............   19,823        100.00%         $111,628,166            100.00%        $227,325,593     100.00%
                        ======        ======          ============            ======         ============     ======


---------------

(1) "Other" includes loans and Contracts in which the Issuers will obtain only the right to Scheduled Payments and will not have the right to any Residual Interests.

                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE


                                                                                PERCENTAGE OF                     PERCENTAGE
                                         PERCENTAGE OF      STATISTICAL          STATISTICAL        AGGREGATE     OF ORIGINAL
                             NUMBER OF     NUMBER OF     AGGREGATE CONTRACT   AGGREGATE CONTRACT    EQUIPMENT      EQUIPMENT
EQUIPMENT DESCRIPTION        CONTRACTS     CONTRACTS     PRINCIPAL BALANCE    PRINCIPAL BALANCE        COST          COST
---------------------        ---------   -------------   ------------------   ------------------   ------------   -----------
Microcomputers and
  Printers.................    3,771         19.02%         $ 21,674,775             19.42%        $ 48,705,812      21.43%
Copiers....................    4,323         21.81            19,867,050             17.80           41,174,351      18.11
Surveillance System........    2,110         10.64            12,123,613             10.86           19,505,175       8.58
Telephones.................    1,398          7.05             6,803,144              6.09           14,775,053       6.50
Automotive Equipment.......      790          3.99             6,198,214              5.55           11,720,471       5.16
Medical Equipment..........      409          2.06             3,916,940              3.51            8,798,741       3.87
Security/Alarm System......      761          3.84             2,992,520              2.68            6,098,110       2.68
Restaurant Equipment.......      482          2.43             2,420,570              2.17            4,242,901       1.87
Point of Sale Items........      338          1.71             2,416,293              2.16            4,952,160       2.18
Mailing Machines...........      441          2.22             2,041,385              1.83            4,600,019       2.02
A/V Equipment..............      528          2.66             2,036,986              1.82            3,657,809       1.61
Software...................      223          1.12             1,926,514              1.73            4,022,814       1.77
Computer Peripherals.......      227          1.15             1,682,625              1.51            2,954,703       1.30
Heavy Machinery............      194          0.98             1,638,090              1.47            4,335,233       1.91
Furniture..................      200          1.01             1,433,552              1.28            3,122,923       1.37
Construction Equipment.....      100          0.50             1,221,940              1.09            1,978,690       0.87
Vending Equipment..........      148          0.75             1,137,252              1.02            1,812,758       0.80
Forklifts..................      148          0.75               984,820              0.88            2,164,824       0.95
Laundry Equipment..........       94          0.47               866,618              0.78            1,847,774       0.81
Welding Equipment..........      170          0.86               820,436              0.73            1,850,051       0.81
Commercial/Industrial
  Cleaning.................      168          0.85               791,412              0.71            1,456,617       0.64
Printing Press.............       91          0.46               721,384              0.65            2,030,626       0.89
Stenograph.................      275          1.39               695,992              0.62            1,651,654       0.73
Photography Equipment......      129          0.65               662,916              0.59            1,455,342       0.64
Landscaping Equipment......       84          0.42               547,372              0.49              979,564       0.43
Cash Registers.............       97          0.49               471,392              0.42            1,311,193       0.58
Sewing and Embroidery......       52          0.26               437,690              0.39            1,198,148       0.53
Freezer/Refrigerator/
  Restaurant...............       76          0.38               351,507              0.31              801,511       0.35
Fax Machines...............      196          0.99               312,803              0.28              714,150       0.31
Ice Machine................       95          0.48               257,984              0.23              415,680       0.18
Mobile Communications......       80          0.40               248,523              0.22              509,753       0.22
Woodworking Equipment......       16          0.08               184,633              0.17              298,549       0.13
Air Compressors............       27          0.14               153,250              0.14              366,932       0.16
Pressure Washers...........       50          0.25               151,449              0.14              281,835       0.12
Scales.....................       19          0.10               142,903              0.13              252,408       0.11
Signs/Display..............       16          0.08               126,189              0.11              205,061       0.09
Commercial Fitness
  Equipment................       24          0.12                92,945              0.08              280,180       0.12
Water Coolers..............       53          0.27                92,921              0.08              251,471       0.11
Theft Security.............       26          0.13                71,651              0.06              217,490       0.10
Safes......................       13          0.07                58,451              0.05              142,937       0.06
Other......................    1,381          6.97            10,851,461              9.72           20,184,119       8.88
                              ------        ------          ------------            ------         ------------     ------
    Total..................   19,823        100.00%         $111,628,166            100.00%        $227,325,593     100.00%
                              ======        ======          ============            ======         ============     ======

            SERVICING PORTFOLIO DELINQUENCY AND DEFAULT INFORMATION

     The following delinquency and default information relates to all equipment financing contracts serviced by Advanta Business Services for the periods shown. The information subsequent to October 1, 1998 includes equipment financing contracts originated by Advanta Bank Corp. and serviced by Advanta Business Services.

HISTORICAL DELINQUENCY INFORMATION

     Delinquency information for all equipment financing contracts in the Servicer's servicing portfolio is set forth below.

            HISTORICAL DELINQUENCY EXPERIENCE -- SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                         AS OF
                       ---------------   ---------------------------------------------------------------------
                          JUNE 30,        DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                            1999              1998              1997              1996              1995
                       ---------------   ---------------   ---------------   ---------------   ---------------
Total Receivables
  Balance(1).........  $800,396          $718,418          $674,570          $614,828          $460,224
No. of Delinquent
  Days
31-60 Days...........  $ 30,180   3.77%  $ 36,522   5.08%  $ 31,226   4.63%  $ 34,521   5.61%  $ 24,481   5.32%
61-90 Days...........    12,529   1.57     14,172   1.97     11,920   1.77      9,705   1.58      5,890   1.28
91 Days or more......    11,859   1.48      9,462   1.32      9,189   1.36      6,702   1.09      4,828   1.05
                       --------   ----   --------   ----   --------   ----   --------   ----   --------   ----
Total Delinquency....  $ 54,568   6.82%  $ 60,156   8.37%  $ 52,335   7.76%  $ 50,928   8.28%  $ 35,199   7.65%
                       ========   ====   ========   ====   ========   ====   ========   ====   ========   ====


---------------

(1) The "Total Receivables Balance" is equal to the aggregate future payments owing on all equipment financing contracts in the Servicer's servicing portfolio.


HISTORICAL DEFAULT EXPERIENCE

     Loss information for all equipment financing contracts in the Servicer's servicing portfolio is set forth below.

               HISTORICAL LOSS EXPERIENCE -- SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                 SIX MONTHS
                                   ENDED                              YEAR ENDED
                                 ----------    ---------------------------------------------------------
                                  JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1999           1998           1997           1996           1995
                                 ----------    ------------   ------------   ------------   ------------
Average Receivables
  Outstanding(1)...............   $763,873       $676,817       $652,607       $551,645       $394,910
Net Losses.....................   $ 10,526       $ 16,217       $ 15,293       $ 10,356       $  6,320
Net Losses as a Percentage of
  Average Receivables..........       2.76%(2)       2.40%          2.34%          1.88%          1.60%


---------------

(1) Equals the arithmetic average of each month's Receivable Balance within the period specified. The "Receivable Balance" is equal to the aggregate future payments owing on all equipment financing contracts in the Servicer's servicing portfolio.


(2) Annualized.

                            DESCRIPTION OF THE NOTES


GENERAL


     The Notes will be issued pursuant to the Indenture and the Series Supplement. The Notes will be available only in book-entry form. See "Description of the Notes -- Book-Entry Registration." The holders of the Notes (the "HOLDERS" or "NOTEHOLDERS") are those entities registered as the owner of a Note or Notes on the registration books maintained by the Trustee. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions taken by Noteholders or Holders shall, in the case of the book-entry Notes, refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders or Holders shall, in the case of the book-entry Notes, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the book-entry Notes, as the case may be, for distribution to the ultimate owners of interests in the Notes (the "BENEFICIAL OWNERS") in accordance with DTC procedures.



     The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Note of each class may be issued in another denomination.


PAYMENT DATES, BUSINESS DAYS AND STATED MATURITY DATE


     Payments of principal and interest on the Notes will be made on the 15th day of each month (or if the 15th day is not a Business Day, the next succeeding Business Day), beginning on September 15, 1999 (each, a "PAYMENT DATE"), to holders of record on the calendar day immediately preceding each Payment Date (each, a "RECORD DATE"); provided, however, that for any Definitive Note, the Record Date is the last day of the immediately preceding calendar month. The Indenture defines a "BUSINESS DAY" to be any day other than a Saturday, a Sunday or a day on which banks in New York, New York, Philadelphia, Pennsylvania, Voorhees, New Jersey or Reno, Nevada are authorized or obligated by law, executive order or governmental decree to be closed.



     The stated maturity date for the Class A-1 Notes will be the Payment Date in September 2000 (the "CLASS A-1 STATED MATURITY DATE"). The stated maturity date for the Class A-2 Notes will be the Payment Date in September 2002 (the "CLASS A-2 STATED MATURITY DATE"). The stated maturity date for the Class A-3 Notes will be the Payment Date in November 2003 (the "CLASS A-3 STATED MATURITY DATE" and, together with the Class A-1 Stated Maturity Date and the Class A-2 Stated Maturity Date, the "CLASS A STATED MATURITY DATE"). The stated maturity date for the Class B Notes will be the Payment Date in April 2005 (the "CLASS B STATED MATURITY DATE"). However, if all payments on the Contracts are made as scheduled, final payment with respect to each Class of the Notes would occur prior to its respective Stated Maturity Date (each of the Class A-1 Stated Maturity Date, the Class A-2 Stated Maturity Date, the Class A-3 Stated Maturity Date and the Class B Stated Maturity Date is a "STATED MATURITY DATE"). The Issuers expect that the Notes of each Class will be paid prior to the respective Stated Maturity Date for such Class.


DETERMINATION DATE AND COLLECTION PERIODS

     On the third Business Day prior to each Payment Date (each, a "DETERMINATION DATE"), the Servicer will determine the amount of payments received on the Contracts in respect of the immediately preceding calendar month (each calendar month, a "COLLECTION PERIOD") which will be available for distribution on the Payment Date.

INTEREST PAYMENTS


     On each Payment Date, the interest due (the "INTEREST PAYMENTS") on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class B Notes will be the interest that has accrued since the last Payment Date, or in the case of the September 1999 Payment Date, since the Closing Date (each, an "INTEREST ACCRUAL PERIOD") at the applicable interest rate applied to the then unpaid principal amounts after giving effect to payments of principal on the preceding Payment Date (the amount for the Class A-1 Notes, the "CLASS A-1 NOTE INTEREST," for the Class A-2 Notes, the "CLASS A-2 NOTE INTEREST," for the Class A-3 Notes, the "CLASS A-3 NOTE INTEREST," and for the Class B Notes, the "CLASS B NOTE INTEREST"). In each case, the Class A-1 Note Interest, the Class A-2 Note Interest, the Class A-3
Note Interest and the Class B Note Interest shall include any interest due on such Class on any preceding Payment Date and not paid plus interest on such overdue amount.



     The interest rates applicable to the four Classes of Notes are as follows:



     The Class A-1 Notes shall bear interest at   % per annum (the "CLASS A-1
INTEREST RATE").



     The Class A-2 Notes shall bear interest at   % per annum (the "CLASS A-2
INTEREST RATE").



     The Class A-3 Notes shall bear interest at   % per annum (the "CLASS A-3
INTEREST RATE").



     The Class B Notes shall bear interest at   % per annum (the "CLASS B
INTEREST RATE").



     Interest on the Class A-1 Notes will be calculated on the basis of actual days and a 360-day year. Interest on the Class A-2 Notes, Class A-3 Notes and Class B Notes will be calculated on the basis of a year of 360 days and twelve 30-day months.



PRINCIPAL PAYMENTS



     For any Payment Date the "MONTHLY PRINCIPAL AMOUNT" will be the excess of
(a) the Outstanding Principal Balance of all Notes as of the immediately preceding Payment Date and after taking into account payments made on such preceding Payment Date over (b) the Aggregate Contract Principal Balance as of the related Calculation Date.



     On each Payment Date until all Class A-1 Notes are paid, the entire amount of the Monthly Principal Amount will be applied to pay the Class A-1 Notes. Thereafter, on each Payment Date, the remaining Class A Notes and the Class B Notes will be entitled to receive payments of principal, to the extent funds are available therefor, in the priorities set forth in the Indenture and described below and under "Description of the Notes -- Flow of Funds."



     On each Payment Date, to the extent funds are available therefor, the principal will be paid to the Noteholders in the following priority:



     (a) The Class A Principal Payment Amount (which, until the Class A-1 Notes have been paid in full will be equal to the full amount of the Monthly Principal Amount) will be paid to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes sequentially until the Class A Principal Balance has been reduced to zero, so that no principal will be paid on the Class A-2 Notes or the Class A-3 Notes until the full amount of the Class A-1 Notes has been paid and so that no principal will be paid to the Class A-3 Notes until the full amount of the Class A-1 Notes and the Class A-2 Notes has been paid.



     (b) When the full amount of the Class A-1 Notes have been paid, then that portion of the Monthly Principal Amount equal to the Class B Principal Payment Amount will be paid to the Class B Notes on each Payment Date until the Class B Principal Balance has been reduced to zero.



     (c) If for any Payment Date, the Class B Floor exceeds the Class B Target Investor Principal Amount, the Additional Principal for such Payment Date, to the extent of amounts remaining in Available Funds, will be used first to pay the Class A-2 Notes until they are paid in full, then to pay the Class A-3 Notes until they are paid in full and finally to pay Class B Notes until they are paid in full.



     The "CLASS A PRINCIPAL PAYMENT AMOUNT" is (a) for any Payment Date on which all or a portion of the Class A-1 Notes remain outstanding after giving effect to payments on such day, the Monthly Principal Amount; (b) for any Payment Date on which the outstanding principal of Class A-1 Notes is reduced to $0, the sum of (1) the amount necessary to reduce the Class A-1 Notes to $0 and (2) the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 Notes and Class A-3 Notes to the Class A Target Investor Principal Amount; or (c) on any subsequent Payment Date, the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 Notes and Class A-3 Notes to the Class A Target Investor Principal Amount.

     The "CLASS A TARGET INVESTOR PRINCIPAL AMOUNT" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.



     The "CLASS B PRINCIPAL PAYMENT AMOUNT" is (a) for any Payment Date on which all or a portion of the Class A-1 Notes remain outstanding after giving effect to payments on such day, $0 and (b) on any subsequent Payment Date, the amount necessary to reduce the aggregate outstanding principal amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.



     The "CLASS B TARGET INVESTOR PRINCIPAL AMOUNT" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.



     The "CLASS B FLOOR" with respect to each Payment Date means (a) 2.875% of the Initial Aggregate Contract Principal Balance, plus (b) the Cumulative Loss Amount as of such Payment Date, minus (c) the sum of the amounts on deposit in the Reserve Account and the Residual Account after giving effect to payments and withdrawals on such Payment Date.



     The "CLASS A PERCENTAGE" means a fraction, expressed as a percentage, of
(i) the sum of the initial principal amount of the Class A-2 and Class A-3 Notes divided by (ii) the Initial Aggregate Contract Principal Balance minus the initial principal amount of the Class A-1 Notes, and being approximately 80.5195%.



     The "CLASS B PERCENTAGE" means a fraction, expressed as a percentage, of
(i) the initial principal balance of the Class B Notes divided by (ii) the Initial Aggregate Contract Principal Balance minus the initial principal amount of the Class A-1 Notes, and being approximately 19.4805%.



     The outstanding Class A-1 Note principal balance for any Payment Date shall be equal to the Class A-1 Initial Principal Balance less any principal payments previously made on the Class A-1 Notes (the "CLASS A-1 PRINCIPAL BALANCE"); the outstanding Class A-2 Note principal balance for any Payment Date shall be equal to the Class A-2 Initial Principal Balance less any principal payments previously made on the Class A-2 Notes (the "CLASS A-2 PRINCIPAL BALANCE"); the outstanding Class A-3 Note principal balance for any Payment Date shall be equal to the Class A-3 Initial Principal Balance less any principal payments previously made on the Class A-3 Notes (the "CLASS A-3 PRINCIPAL BALANCE" and, together with the Class A-1 Principal Balance and the Class A-2 Principal Balance, the "CLASS A PRINCIPAL BALANCE"); and the outstanding Class B Note principal balance for any Payment Date shall be equal to the Class B Initial Principal Balance less any principal payments previously made on the Class B Notes (the "CLASS B PRINCIPAL BALANCE"). The "OUTSTANDING PRINCIPAL BALANCE" for any date is the sum of the Class A Principal Balance and the Class B Principal Balance as of the same date.



     The "CLASS A-1 INITIAL PRINCIPAL BALANCE" is approximately $51,460,585. The "CLASS A-2 INITIAL PRINCIPAL BALANCE" is approximately $38,232,647. The "CLASS A-3 INITIAL PRINCIPAL BALANCE" is approximately $10,213,977. The "CLASS B INITIAL PRINCIPAL BALANCE" is $11,720,956.



     The "ADDITIONAL PRINCIPAL" means, with respect to each Payment Date, an amount equal to the Monthly Payment Amount less the Class A Principal Payment Amount and the Class B Principal Payment Amount.



     The "CUMULATIVE LOSS AMOUNT" means, with respect to each Payment Date, an amount equal to the excess, if any, of (a) the remainder of (i) the Outstanding Principal Balance minus (ii) the lesser of (A) Monthly Principal Amount and (B) Available Funds after providing for reimbursement of Servicer Advances and the Servicer Fee payments to the Servicer and payments of interest on the Notes on such Payment Date over (b) the Aggregate Contract Principal Balance as of the related Calculation Date.



     The "CALCULATION DATE" for a Collection Period is the close of business on the last day of that Collection Period.

DEFINITIVE NOTES


     The Notes will be issued in fully registered, authenticated form to Beneficial Owners or their nominees (the "DEFINITIVE NOTES"), rather than to DTC or its nominee, only if (a) the Issuers advise the Trustee in writing that The Depository Trust Company ("DTC") is no longer willing or able to discharge properly its responsibilities as Depository, and the Trustee or the Issuers are unable to locate a qualified successor or (b) the Issuers at their option elect to terminate the book-entry system through DTC.



     Upon the occurrence of an event described in (a) or (b) of the immediately preceding paragraph, the Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes. Upon surrender by DTC of the certificate representing the Notes and instructions for re-registration, the Trustee will issue the Definitive Notes, and thereafter the Trustee will recognize the holders of the Definitive Notes as Holders under the Indenture. The Trustee will also notify the Holders of any adjustment to the Record Date necessary to enable the Trustee to make distributions to Holders of the Definitive Notes.



     Additionally, upon the occurrence of any event described above, distribution of principal of and interest on the Notes will be made by the Trustee directly to the Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days notice to Holders of the Class, however, the final payment on any Note (whether the Definitive Notes or the Note for the Class registered in the name of Cede & Co. ("CEDE"), as nominee for DTC, representing the Notes of the Class) will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the Holders.


     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Trustee or its agent in New York, New York, which the Trustee shall designate on or prior to the issuance of any Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY REGISTRATION


     The Beneficial Owners of the Class A-1, Class A-2, Class A-3 and Class B Notes may hold their interests through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in the systems.



     Cede, as nominee for DTC, will be the registered holder of each Class of the Notes. Cedelbank and Euroclear will hold omnibus positions on behalf of Cedelbank Customers and Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries (the "DEPOSITARIES"), which in turn will hold the positions in customers' securities accounts in the Depositaries' names on the books of DTC.



     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").


     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

     In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

     THE INFORMATION SET FORTH IN THE PRECEDING TWO PARAGRAPHS HAS BEEN PROVIDED BY DTC FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO SERVE AS A REPRESENTATION, WARRANTY OR CONTRACT MODIFICATION OF ANY KIND. THE ISSUERS MAKE NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THAT INFORMATION.

     Transfers between Participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedelbank Customers (as defined herein) and Euroclear Participants (as defined herein) will occur in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.


     Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear Participants or Cedelbank Customers on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures relating to the Notes, see "Federal Income Tax Consequences."



     Beneficial Owners of the Notes that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Notes from the paying agent or the Trustee through DTC and its Participants. Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward the payments to its Participants which thereafter will forward them to Indirect Participants or holders of beneficial interests in the Notes. It is anticipated that the only Holder will be Cede, as nominee of DTC, and that holders of beneficial interests in the Notes, under the Indenture will only be permitted to exercise the rights of Holders, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.



     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which holders of beneficial interests in the Notes have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of these respective holders. Accordingly, although Beneficial Owners will not possess Notes, Beneficial Owners will receive payments and will be able to transfer their interests.



     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and some banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Notes, may be limited due to the lack of a Definitive Note for the Notes.



     DTC has advised the Issuers that it will take any action permitted to be taken by a Holder under the Indenture only at the direction of one or more Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Issuers that it will take actions with respect to specified percentages of the Holders' only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy the specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that actions are taken on behalf of Participants whose holdings included the undivided interest.



     Cedelbank, societe anonyme ("CEDELBANK"), is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 38 currencies, including United States dollars. Cedelbank provides to Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any Series of Notes. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.



     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 35 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System (the "EUROCLEAR SYSTEM") is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is, therefore, regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder, under the Indenture on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect the actions on its behalf through DTC.



     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and the procedures may be discontinued at any time.



FLOW OF FUNDS



     The Indenture will require that the Trustee establish an account (the "COLLECTION ACCOUNT") and that the Servicer deposit to the Collection Account, all collections or receipts received by the Servicer on the Contracts no later than two Business Days following the Servicer's receipt of such amounts.



     Under the terms of the Indenture, "AVAILABLE FUNDS" for a Payment Date means (i) amounts collected during the immediately preceding Collection Period for the Contracts and the Equipment, including, without limitation, Scheduled Payments, Servicer Advances, Residual Receipts, Prepayment Amounts including deposits made to the Collection Account as a result of the release of Defaulted Contracts or Contracts released as a result of a breach of representation and warranties, amounts of Security Deposits deposited into the Collection Account to cover User defaults on the related Contract, and investment earnings on each of the Accounts, plus (ii) amounts transferred from the Reserve Account and/or the Residual Account for that Payment Date and deposited in the Collection Account.


     On each Payment Date, the Trustee will be required to make the following payments from the Available Funds for that Payment Date, in the following order of priority:

          (i) to the Servicer, any Servicer Advances which the Servicer has determined it will not be able to recover;


          (ii) to the Servicer, the Servicer Fee then due, together with miscellaneous amounts which revert to the Servicer in consideration of the servicing function performed by the Servicer such as late fees (if a Servicer Advance was made for such late payment) and insufficient funds charges;



          (iii) to the Holders of the Class A Notes (the "CLASS A NOTEHOLDERS"), accrued and unpaid Class A Note Interest for the related Interest Accrual Period, pro rata based on interest due with respect to each Class of Class A Notes;



          (iv) to the Holders of the Class B Notes (the "CLASS B NOTEHOLDERS"), accrued and unpaid Class B Note Interest for the related Interest Accrual Period;

          (v) from the Available Funds then remaining in the Collection Account, until the Class A-1 Principal Balance has been reduced to zero, to the Class A-1 Noteholders, the Class A Principal Payment Amount; after the Class A-1 Principal Balance has been reduced to zero, then until the Class A-2 Principal Balance has been reduced to zero, to the Class A-2 Noteholders, the Class A Principal Payment Amount; after the Class A-1 Principal Balance and the Class A-2 Principal Balance have been reduced to zero, then until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Noteholders, the Class A Principal Payment Amount;



          (vi) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, the Class B Principal Payment Amount;



          (vii) if on such Payment Date, the Class B Floor is greater than the Class B Target Investor Principal Amount, an amount equal to the Additional Principal to be paid sequentially to the Class A-2 Noteholders, Class A-3 Noteholders and Class B Noteholders;



          (viii) to the Reserve Account, the amount needed to increase the amount in the Reserve Account to the Required Reserve Amount for that Payment Date;



          (ix) upon the occurrence and continuance of a Residual Event, the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in Available Funds for that Payment Date, will be deposited to the Residual Account; and



          (x) to the Issuers, as owner of the Pledged Assets, any remaining Available Funds on deposit in the Collection Account (the "ISSUERS' INTEREST").



OPTIONAL REDEMPTION



     The Servicer will have the option to direct the redemption of all, but not less than all, of the Notes of all Classes on any Payment Date on which the Aggregate Contract Principal Balance as of the related Calculation Date is less than or equal to 10% of the Initial Aggregate Contract Principal Balance. The Servicer shall give notice of the redemption to the Trustee at least 30 days before the Payment Date fixed for the prepayment. Upon deposit of funds necessary to effect the redemption, the Trustee shall pay the Outstanding Principal Balances of the Notes that were called for redemption and all accrued and unpaid interest as of the Payment Date fixed for redemption.



CLASS B SPECIAL REDEMPTION



     Under the terms of the Indenture, the Class B Notes may be redeemed (the "CLASS B SPECIAL REDEMPTION") on any Payment Date, at the option of the Issuers at a price equal to the sum of (i) the then Class B Principal Balance and accrued and unpaid interest thereon and (ii) the Class B Special Redemption Premium described in the next paragraph.



     The Class B Special Redemption Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the aggregate outstanding principal balance of the Class B Notes at the Class B Interest Rate during the period beginning on and including the Payment Date on which the premium is required to be paid to but excluding the Class B Stated Maturity Date, over (ii) the amount of interest that would have accrued on the aggregate outstanding Class B Principal Balance over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date of a United States Treasury security, which is trading in the public securities market, maturing on a date closest to the date equal to the remaining average life of the Class B Notes minus 0.5%. Such excess shall be discounted to the present value to such Payment Date at the applicable yield described in clause (ii) of the preceding sentence. For such purposes only, (i) the Class B Principal Balance upon which interest will be deemed to accrue, and (ii) the average weighted life of the Class B Notes, shall be determined based upon the amortization of the Aggregate Contract Principal Balance remaining at such Payment Date at a rate of 6.0% CPR and no losses.

     If the Class B Notes are redeemed pursuant to a Class B Special Redemption, the Class B Notes will be deemed to have been purchased by the Issuers. In such an event, the Issuers will be entitled to receive payments of principal and interest on the Class B Notes, and the Class B Principal Balance will thereafter continue to amortize as described in this Prospectus.


SUBORDINATION PROVISIONS


     Credit enhancement for Class A Noteholders is provided by the subordination of the Class B Notes and by the Reserve Account and the Residual Receipts.



     The cash flow and subordination provisions of the Indenture provide that Available Funds on each Payment Date will be used to fund payments to the Noteholders (and to repay Servicer Advances and to pay the fees and expenses of the Servicer) with (i) interest on the Class B Notes being paid only after interest on the Class A Notes, (ii) principal on the Class B Notes commencing only after the Class A-1 Notes are paid in full and (iii) when the Class A-1 Notes have been paid in full, the Class B Principal Payment Amount being paid in each month only after the Class A Principal Payment Amount.


DEFAULTED CONTRACTS


     A "DEFAULTED CONTRACT" means any Contract (i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any security deposit provided by the User) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding.



     A Defaulted Contract has, by definition, a Contract Principal Balance of zero; given the cashflow mechanics of the Indenture, the effect of assigning a zero balance is to require that the Noteholders receive on the next Payment Date an amount of principal equal to the Defaulted Contract's Contract Principal Balance, calculated immediately prior to the Contract becoming a Defaulted Contract. The Issuers may direct the Trustee to release the lien of the Indenture on any Defaulted Contract and the Issuers may then sell the Contracts.



     A "DELINQUENT CONTRACT" is, as of any date, a Contract as to which a Scheduled Payment, or part thereof, remains unpaid for more than 60 days from the original due date thereof.



APPLICATION OF RESIDUAL RECEIPTS



     The Trustee will establish and maintain an Eligible Account designated as the Residual Account (the "RESIDUAL ACCOUNT"). If an Event of Default or any of certain other limited events described in the Indenture (an Event of Default and each other such event, a "RESIDUAL EVENT") has occurred and is continuing, then on each Payment Date, if any Available Funds remain after the Servicer provides for the repayment of Servicer Advances, the payment of the Servicing Fee, the payment of interest and principal on the Notes, and the deposit of any required amounts into the Reserve Account, then the Servicer shall deposit into the Residual Account the lesser of (i) the remaining Available Funds and (ii) the aggregate amount of Residual Receipts originally included in Available Funds for such Payment Date.



     Actual Residual Receipts may be more or less than the residual value of the Equipment recorded on the books of the Issuers (the "BOOKED RESIDUAL VALUE").



     As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to repay Servicer Advances and to pay the Servicer Fee owing to the Servicer and to make interest and principal payments on the Notes and to maintain the balance in the Reserve Account at the Required Reserve Account. If, on any Payment Date, shortfall(s) exist and both the Residual Account and the Reserve Account have amounts on deposit therein, the Indenture provides that the shortfall shall first be funded from Residual Account moneys. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be deposited into the Collection Account which if unutilized on that Payment Date will be released to the Issuers.

RESERVE ACCOUNT


     The Noteholders will have the benefit of funds on deposit in an account (the "RESERVE ACCOUNT") to the extent that, on any Payment Date, there is a shortfall in the amount available to repay the Servicer Advances and to pay the Servicer Fee owing the Servicer or to make interest and principal payments on the Notes. The Reserve Account will be funded by an initial deposit of 1% of the Initial Aggregate Contract Principal Balance (that amount, the "RESERVE ACCOUNT INITIAL DEPOSIT"). Thereafter, additional deposits will be made to the Reserve Account on each Payment Date, to the extent that the amount on deposit in the Reserve Account (the "AVAILABLE RESERVE AMOUNT") is less than the Required Reserve Amount. See "Flow of Funds" in this prospectus. The "REQUIRED RESERVE AMOUNT" as of any Payment Date equals the lesser of (i) the greater of 1% of the Initial Aggregate Contract Principal Balance and 5% of the aggregate outstanding note balance and (ii) the aggregate principal amount of the Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuers in accordance with the provisions of the Indenture.


     Amounts on deposit in the Reserve Account on any Payment Date shall be withdrawn therefrom and transferred to the Collection Account if the Available Funds (exclusive of the amounts transferred from the Reserve Account but after taking into account any transfer to the Collection Account from the Residual Account) for that Payment Date are insufficient to fund in full the items described above under "-- Flow of Funds" which items are of a higher priority than the funding of the Reserve Account.


     If, on any Payment Date, the aggregate amounts on deposit in the Collection Account, Reserve Account and Residual Account are greater than or equal to the sum of (i) the remaining principal balance of the Class A and Class B Notes,
(ii) the accrued and unpaid interest, (iii) the accrued and unpaid Servicing Fee and (iv) the unreimbursed Servicer Advances, the amount on deposit in both the Reserve Account and Residual Account will be deposited in the Collection Account and used to repay in full the Class A and Class B Notes.



SECURITY DEPOSITS



     Amounts paid by a User to the Originator as a security deposit (the "SECURITY DEPOSIT") will be transferred to the Issuers. The Issuers shall hold the Security Deposits on behalf of the Users and the Trustee.



     In the event that (i) any User requests that a Security Deposit be applied as an offset against such User's payment obligations or Booked Residual Value under a Contract or (ii) any Contract becomes a Defaulted Contract, the Servicer shall demand that the Issuers remit to the Servicer, on the next Business Day, out of the applicable User's Security Deposit an amount (the "OFFSET AMOUNT") equal to the lesser of (a) the amount of such Security Deposit and (b) the amount of all unpaid and remaining Scheduled Payments and Booked Residual Value. The Servicer shall deposit any Offset Amount so delivered to it into the Collection Account within two Business Days after its receipt thereof.


REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR


     The Originator will provide warranties in the Contribution Agreement (as of the Closing Date with respect to the Contracts), the benefits of which will be assigned to the Trustee, including that, as of the Closing Date or, where indicated, the Cut-Off Date, each Contract is an "ELIGIBLE CONTRACT" meeting the following requirements:



     - The Contract is with an obligor whose billing address is in the United States or its territories and possessions and requires all payments under such Contract to be made in United States dollars;



     - The Contract is with an obligor who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or any political subdivision thereof and has its chief executive office in the United States or its territories;

     - The Contract has not had any of its terms, conditions or provisions modified or waived other than in compliance with the credit and collection policy of Advanta Business Services and has not been restructured at any time when such Contract was delinquent over 60 days;



     - The payments arising under the Contracts constitute an account or general intangible which is evidenced by a Contract that constitutes "chattel paper" within the meaning of Section 9-105(b) of the UCC of all applicable jurisdictions and for which there is only one original of such Contract that constitutes "chattel paper" for purposes of the UCC;



     - The Contract does not contravene any applicable federal, state and local laws, and regulations thereunder;



     - The Contract satisfies in all material respects all applicable requirements of the credit and collection policy of Advanta Business Services;



     - The Contract is not a municipal contract;



     - As of the Cut-Off Date, the Contract is not a Delinquent Contract; provided, however, that a Contract can be a Delinquent Contract so long as the Contract is not more than 90 days delinquent. Furthermore, the sum of the Contract Principal Balances of all other Contracts which are more than 60 days delinquent is less than 2% of the Initial Aggregate Contract Principal Balance;



     - As of the Cut-Off Date, the Contract is not a Defaulted Contract;



     - The Contract (other than a Contract which is a loan in form), (a) contains "hell or high water" provisions requiring the User to assume all risk of loss or malfunction of the related Equipment, (b) makes the User absolutely and unconditionally liable for all payments required to be made thereunder, (c) is a "triple-net" lease and (d) is non-cancellable;



     - As of the Cut-Off Date, the Contract, when aggregated with the sum of the Contract Principal Balances of all other Contracts relating to a single User, shall not be greater than the product of (a) 1% and (b) the Aggregate Contract Principal Balance at that time;



     - The Contract creates a valid and enforceable security interest in favor of the Originator in the related Equipment, if any, for Equipment with an initial balance of more than $25,000;



     - The Contract has only one set of original documentation.



     - The Contract is free and clear of any adverse claims, other than the claims arising pursuant to the transaction documents; provided, however, that nothing in this clause shall prevent or be deemed to prohibit the Originator from allowing any adverse claim for federal, state, municipal or other local taxes to exist upon such Contract if such taxes shall not at the time be due and payable or if the Originator shall concurrently be contesting the validity thereof in good faith by appropriate proceedings that have stayed enforcement thereof and shall have set aside on its books adequate reserves with respect thereto;



     - The Contract is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the Equipment, if any, thereunder and of the benefits of any security granted thereunder;



     - The Contract does not provide for the substitution, exchange, or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due thereunder;



     - The Contract by its terms is due and payable on or within 84 months and has not had its payment terms extended other than in compliance with the credit and collection policy of Advanta Business Services;



     - The Contract is in substantially the form of one of the standard form contracts that Advanta Business Services uses or a form reviewed and accepted by Advanta Business Services;

     - The Contract (a) does not preclude the pledge, transfer or assignment thereof, (b) does not require the consent of the User to the pledge, assignment or transfer thereof, and (c) does not contain a confidentiality provision that purports to restrict the ability of the Trustee (or any prior pledgor or owner thereof) to exercise its rights under the transaction documents with respect thereto, including, without limitation, its right to review the Contract;



     - The Contract or interest therein was (a) originated or purchased by the Originator in the ordinary course of its business, (b) approved and purchased or funded in the ordinary course of the Originator's business and (c) if purchased from a broker or vendor, has been re-underwritten by the Originator in the ordinary course of the Originator's business and in compliance with its underwriting policies;



     - The Contract either (a) is an account receivable representing all or part of the sales price of merchandise, insurance and/or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, or (b) represents a financial asset that converts to cash within a finite period of time within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended;



     - The Contract does not require a balloon payment;



     - The Contract relates to a piece of Equipment which is located in the United States of America, its territories or possessions;



     - As of the Cut-Off Date, the Contract, when aggregated with the sum of the Contract Principal Balances of all Contracts acquired by the Originator or its affiliates from the same single broker or vendor, shall not exceed 6% of the Aggregate Contract Principal Balance at that time;



     - The Contract is not a consumer lease;



     - The Contract is not subject to any guaranty by the Originator;



     - No adverse selection was used in selecting the Contract for transfer to the Issuers;



     - The information with respect to the Contract contained in the list of Contracts delivered to the Trustee is true and correct in all material respects; and



     - All filings necessary to evidence the conveyance or transfer of the Contract (or interest therein) and, to the extent described in this Prospectus, the security interest in the related Equipment, if any, to the Issuers and to the Trustee have been made in all appropriate jurisdictions.



     The representations and warranties will survive the pledge of the Contracts to the Trustee, for the benefit of the Noteholders.



     Under the terms of the Contribution Agreement and the Indenture, the Originator will be obligated to accept the reconveyance of any Contract and deposit the related Prepayment Amount with the Trustee on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty made by the Originator or the Servicer, respectively, that materially adversely affects the Contract, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Contract and remit the Prepayment Amount will constitute the sole remedy against the Originator available to the Issuers, the Trustee and the Noteholders for a breach of a representation or warranty made by the Originator with respect to the required characteristics of the Contracts.


INDEMNIFICATION


     The Indenture will provide that the Servicer will defend and indemnify the Issuers, the Trustee and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) the failure of the Servicer to perform its duties under the Indenture. Advanta Business Services's obligations, as

Servicer, to indemnify the Noteholders for its acts or omissions as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. The indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS


     The Trustee is required in accordance with the Indenture and the Series Supplement to establish and maintain three accounts (each, an "ACCOUNT"), the Collection Account, the Residual Account and the Reserve Account. Each is to be held by the Trustee for the benefit of the Noteholders. Each Account will be one or more segregated trust accounts.



     The Servicer is required to deposit in the Collection Account all collections received by it with respect to the Contracts within two Business Days, or any later date as permitted by the Rating Agencies, following the Servicer's receipt thereof.



     Servicer Advances, if any, are required to be deposited into the Collection Account not later than the Determination Date for the related Collection Period. The Originator or the Servicer will deposit in the Collection Account, not later than the Determination Date, any Prepayment Amount then due and payable by it and any Security Deposits which the Issuers have designated for deposit in the Collection Account as a result of the User's default on the related Contract.



     Furthermore, the Servicer is required to deposit Advance Payments received by the Servicer in the Collection Account within two Business Days of when received; provided, however, that the Advance Payment or any portion thereof shall be treated as collections of Scheduled Payments only in the Collection Period in which such payment is due and owing. "ADVANCE PAYMENTS" are amounts paid by a User during a Collection Period with respect to amounts due from the User in subsequent Collection Periods but do not include Prepayment Amounts.


     The Indenture permits the Servicer to direct the investment of amounts in the Accounts in Eligible Investments that mature not later than the Business Day prior to the next succeeding Payment Date. Any income from the investments will be included in Available Funds.

     The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but (i) subsequently deemed uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.


     "ELIGIBLE INVESTMENTS" include any of the following: (i) marketable full faith and credit obligations of the United States of America; (ii) marketable obligations directly and fully guaranteed by the full faith and credit of the United States of America; (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by any bank with capital, surplus and undivided profits of at least $100,000,000 and the short-term securities of which are rated "A-1" by Standard & Poor's Ratings Services ("S&P"), "P-1" by Moody's Investors Service, Inc. ("MOODY'S") and "F1" by Fitch IBCA, Inc. ("FITCH") (if rated by Fitch) (iv) repurchase obligations for underlying securities of the types described in (i), (ii) and (iii) above entered into with a bank of the type described in (iii) above; (v) commercial paper rated at least "A-1+" by S&P, "P-1" by Moody's and "F1" by Fitch (if rated by Fitch); (vi) shares in money market funds which money market funds are rated at least "AAm" or "AAm-g" by S&P, "Aa1" by Moody's and "AA" by Fitch (if rated by Fitch); and
(vii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time the investment, or the commitment to make such investment, is entered into, the short-term debt rating of the depository institution or trust company shall be at least "A-1" by S&P, "P-1" by Moody's and "F1" by Fitch (if rated by Fitch).

ADVANCES


     In the event that any User fails to remit its full Scheduled Payment on any Contract by the Calculation Date, the Servicer may, but is not required to, make an advance from its own funds of an amount equal to the unpaid Scheduled Payment (a "SERVICER ADVANCE").



     The Indenture provides that, in the event that the Servicer determines that any Servicer Advances previously made are nonrecoverable ("NONRECOVERABLE ADVANCES"), the Trustee shall draw on the Collection Account to repay the Servicer Advances to the Servicer before the payment to Noteholders has been made as set forth above under " -- Flow of Funds."



WITHHOLDING


     The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments of interest with respect to the Notes. The consent of Noteholders will not be required for the withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to the affected Noteholders.

REPORTS TO NOTEHOLDERS


     On each Payment Date, the Trustee will forward to the Rating Agencies and, with each payment to the Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Amount as to (a) and (b) below):



          (a) The amount of the payment allocable to the Class A-1 Principal Payment Amount, Class A-2 Principal Payment Amount, Class A-3 Principal Payment Amount or the Class B Principal Payment Amount, as applicable;



          (b) The amount of the payment allocable to that Noteholder's portion of Class A Note Interest or Class B Note Interest, as applicable;



          (c) The aggregate amount of fees and compensation received by the Servicer pursuant to the Indenture for the Collection Period;



          (d) The Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class B Principal Balance, the Class A-1 Note Factor, the Class A-2 Note Factor, the Class A-3 Note Factor, the Class B Note Factor, the Aggregate Contract Principal Balance and the Collateral Factor, after taking into account all distributions made on that Payment Date;


          (e) The total unreimbursed Servicer Advances with respect to the related Collection Period;


          (f) The Aggregate Contract Principal Balance for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time the Contracts became Defaulted Contracts;



          (g) The amount on deposit in the Reserve Account and the Residual Account;



          (h) 31-60, 61-90 and greater than 90 days delinquencies as of the end of the related Collection Period; and



          (i) Prepayment Amounts received during the related Collection Period.



     The "CLASS A-1 NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-1 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on that Payment Date) to (y) the Class A-1 Initial Principal Balance.

     The "CLASS A-2 NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-2 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions and to be made on that Payment Date) to (y) the Class A-2 Initial Principal Balance.



     The "CLASS A-3 NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-3 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on that Payment Date) to (y) the Class A-3 Initial Principal Balance.



     The "CLASS B NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on that Payment
Date) to (y) the Class B Initial Principal Balance.



     The "COLLATERAL FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Contract Principal Balance as of the immediately preceding Calculation Date to (y) the Initial Aggregate Contract Principal Balance.


     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 2000, the Trustee will furnish to each Noteholder of record at any time during the preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for the preceding calendar year to enable Noteholders to prepare their federal income tax returns.

REBATES, REFUNDS, MODIFICATIONS, PAYMENTS FROM THIRD PARTIES


     The Servicer has agreed to manage, administer and service the Contracts and to enforce and make collections on the Contracts and any insurance policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.



     The Servicer may grant to a User any rebate, refund or adjustment that the Servicer in good faith believes is required, because of prepayment in full of a Contract. The Servicer may deduct the amount of the rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trustee or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price, after giving effect to the rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the User) be less than the Prepayment Amount.



     The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. The Servicer will be required to pursue, in its reasonable business judgment, all of its rights and remedies to require each User to pay all Scheduled Payments due on each Contract, as well as to maximize other recoveries with respect thereto in the form of Residual Receipts and Recoveries.


     With respect to amounts due under a Contract, the Servicer may accept payments from any entity on behalf of the relevant User and credit the amounts against amounts due from the User.

     As used herein:


     "RESIDUAL RECEIPTS" means, generally, (1) the proceeds of a User's optional purchase or renewal of Equipment and proceeds of the sale or re-lease of Equipment, in each case to the extent the proceeds exceed any Scheduled Payments remaining unpaid and (2) the proceeds of a prepaid Contract minus the Prepayment Amount.



     "RECOVERIES" means all amounts received in respect of a Defaulted Contract, including, without limitation, amounts received in connection with the sale or other disposition of Equipment, the sale or other distribution of Defaulted Contracts, insurance proceeds with respect to the related Equipment or any other payments made by or on behalf of the related User, including any amounts paid from a security deposit and applied by the Servicer as a Recovery and, in each case, as reduced by (i) any unreimbursed Servicer Advances with respect to the Contract or the Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing the Contract or in liquidating the Equipment. Recoveries are not Residual Receipts.


SERVICING COMPENSATION


     On each Payment Date, for its servicing of the Contracts, the Servicer will be entitled to receive (a) a monthly fee (the "SERVICER FEE") of the product of
(i) one-twelfth of 1% (the "SERVICER FEE RATE") and (ii) the Aggregate Contract Principal Balance of all Contracts as of the beginning of the related Collection Period, payable out of the Collection Account and (b) the Servicing Charges. "SERVICING CHARGES" means (i) any late payment charges paid by a User on a Delinquent Contract if the Servicer has made Servicer Advances on such Contract and (ii) any other incidental charges or fees received from a User, including insurance premium payments.


     The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trustee for the benefit of the Noteholders, additional administrative services performed by the Servicer on behalf of the Trustee for the benefit of the Noteholders and expenses paid by the Servicer on behalf of the Trustee for the benefit of the Noteholders.

     The Servicer, on behalf of the Trustee for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Contracts and enforcing and making collections on the Contracts and any insurance policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Indenture. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Users, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trustee in the Equipment and the Contracts.

     The Servicer is required to furnish to the Trustee, and the Trustee is required to furnish to the Noteholders, copies of the Servicer's annual audited and quarterly unaudited financial statements.

     The Indenture will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee the underlying data necessary for performing the Trustee's duties under the Indenture or for enforcement actions as can be generated by the Servicer's existing data processing system.


SERVICER NOT TO RESIGN



     The Indenture will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of its duties is no longer permissible under applicable law; however, as described below, the Servicer may transfer its duties, obligations, rights and privileges to a successor and the successor shall become the Servicer. The Servicer can only be removed pursuant to an Event of Servicer Termination as discussed below.


MERGER, CONSOLIDATION, OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER

     Any corporation (i) into which the Servicer may be merged or consolidated,
(ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer under the Indenture and the successor in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Servicer under the Indenture and under the Series Supplement. Any corporation succeeding to the business of the Servicer by merger, consolidation or otherwise shall be a corporation organized and existing under the laws of the United States or any state and shall have a tangible net worth of at least $20,000,000.


     In addition to the provisions set forth in the preceding paragraph, if the servicer is Advanta Business Services or an affiliate thereof, the Servicer may transfer all of its duties, obligations, rights and privileges as Servicer under the Indenture and all Supplements hereto to any affiliate of Advanta Business Services provided that (i) the then Servicer shall give 30 days prior written notice of the change to the Trustee and the entity assuming the Servicer position shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee agreeing to perform every obligation of the Servicer under the Indenture and under the Series Supplement and (ii) the entity assuming the servicer position shall deliver to the Trustee written evidence that the Rating Agency Condition has been satisfied. Upon the execution and delivery to the Trustee of the written assumption and delivery of the evidence of satisfaction of the Rating Agency Condition, the affiliate shall become the Servicer under the Indenture and under the Series Supplement without any further act on the part of any of the parties thereto.



     The "RATING AGENCY CONDITION" means the notification in writing by each Rating Agency to the Servicer and the Trustee that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the Notes of any Class with respect to which it is a Rating Agency.


EVENTS OF DEFAULT AND NOTICE THEREOF

     The following events will be defined in the Indenture as "EVENTS OF
DEFAULT":

          (a) default for five calendar days or more in making Interest Payments when due and payable;


          (b) the Outstanding Principal Balance of any Class of Notes is not reduced to zero by that Class's Stated Maturity Date;


          (c) default in the performance, or breach, by either Issuer of negative covenants limiting its actions;


          (d) default in the performance, or breach, of any other covenant of either Issuer in the Indenture, and continuance of the default or breach for a period of 30 days after the earliest of (i) any officer of an Issuer first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the applicable Issuer or (iii) the holders of a majority of the then Outstanding Principal Balance of the Notes giving written notice thereof to the Issuers and the Trustee;



          (e) if any representation or warranty of either Issuer made in the Indenture or any other writing provided to the holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by either Issuer will be deemed to be "material" only if it negatively affects the Noteholders, the enforceability of the Indenture or of the Notes;



          (f) voluntary or involuntary insolvency or bankruptcy events relating to either Issuer; or



          (g) if either or both of the Issuers become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


     The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods).


     If an Event of Default specified in clause (f) above occurs, the unpaid principal amount of all outstanding Notes (the "OUTSTANDING PRINCIPAL BALANCE") shall automatically become due and payable together with all accrued and unpaid interest thereon, and all other amounts due to Noteholders under the Indenture shall immediately and without further act become due and payable.

     If any other Event of Default occurs and is continuing, then the Trustee may or, if so directed by the holders of 66 2/3% of the then Outstanding Principal Balance of the Notes, will declare the unpaid principal amount of all the Notes to be due and payable immediately, together with all accrued and unpaid interest thereon.


     If the Notes have been declared due and payable, the Trustee may or, at the written direction and discretion of the Holders of the Notes representing a majority of the aggregate principal amount then outstanding, shall institute proceedings to collect amounts due or foreclose on the Trust Estate or any portion thereof, exercise remedies as a secured party, sell the Trust Estate or any portion thereof or elect to have the Issuers maintain possession of the Trust Estate and continue to apply collections on the Trust Estate as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the Trust Estate following an Event of Default, unless
(i) the Holders of all the outstanding Notes consent to the sale; (ii) the proceeds of the sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of the sale; or (iii) the Trustee determines that the Trust Estate may not continue to provide sufficient funds for the payment of interest and principal on the Notes as they would have become due if the Notes had not been declared due and payable and the Trustee obtains the consent of 66 2/3% of the Outstanding Notes of each Class.



     In determining such sufficiency or insufficiency with respect to clause
(ii) or (iii) in the preceding paragraph the Trustee may, but need not, obtain and rely upon an opinion of an investment banking or accounting firm of national reputation as to the feasibility of such proposed action and the sufficiency of the Trust Estate for such purpose. In no event shall the Trustee be liable for making any such determination or in relying upon any such opinion.


     Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:


          First, to the payment of all fees, costs and expenses including conversion costs due to the Trustee (including the reasonable fees and expenses of any counsel to the Trustee);



          Second, to the payment of all fees, costs, and expenses due to the Noteholders (including the reasonable fees and expenses of any counsel to the Noteholders);



          Third, to the payment of all Servicer's Fees then due to the Servicer;



          Fourth, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes pro rata to the date of payment thereof (to the extent permitted by applicable law) interest on any overdue interest and principal to the date of payment thereof at the Class A-1 Interest Rate, the Class A-2 Interest Rate, and the Class A-3 Interest Rate, respectively;



          Fifth, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class B Notes to the date of payment thereof (to the extent permitted by applicable law) interest on any overdue interest and principal to the date of payment thereof the Class B Interest Rate;



          Sixth, to the payment of the Outstanding Principal Balance of the Class A-1 Notes to the date of payment when the balance is reduced to zero;



          Seventh, to the payment of the Outstanding Principal Balance of the Class A-2 Notes and Class A-3 Notes pro rata to the date of payment when the balance is reduced to zero;



          Eighth, to the payment of the Outstanding Principal Balance of the Class B Notes to the date of payment when the balance is reduced to zero;



          Ninth, to the payment of amounts then due to the Trustee under the Indenture and not paid pursuant to clause First above; and

          Tenth, to the payment of the remainder, if any, to the Issuers or any other person legally entitled thereto.



     The Issuers will be required to furnish annually to the Trustee a statement of officers of the Issuers to the effect that to the best of their knowledge, the Issuers are not in default in the performance and observance of the terms of the Indenture or, if the Issuers are in default, specifying the default.



     The Indenture will provide that the holders of 66 2/3% in Outstanding Principal Balance of the Notes (excluding any Notes held by Advanta Business Services or any of its affiliates) will have the right to waive defaults and, subject to limitations established in the Indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for exercising any trust or power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under the Indenture and to use the degree of care and skill in its exercise of its rights that a prudent man would exercise or use in the conduct of his own affairs. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity.


AMENDMENT OF INDENTURE


     Supplements to or amendments of the Indenture may be executed without the consent of the Holders of the Notes to (i) authorize the issuance of one or more series of Notes (if the Rating Agency Condition is satisfied), (ii) evidence the succession, in compliance with the terms of the Indenture, of another corporation to any Issuer and the assumption by the successor of the Issuer's covenants, (iii) add covenants for the benefit of the Holders or to surrender any right conferred upon the Issuers, (iv) permit the issuance of notes in bearer form, (v) modify the restrictions and procedures for transfers of the Notes to reflect changes in law or practice; (vi) provide for acceptance of appointment by a successor Trustee or to provide for more than one Trustee,
(vii) modify provisions necessary to qualify, requalify or continue the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (viii) cure any ambiguity, correct or supplement any provision which is inconsistent with another provision; or (ix) make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of the Notes in any material respect.



     Except as described in the preceding paragraph, the rights and obligations of the Issuers and the rights of the Noteholders under the Indenture may not be modified by the Issuers without (i) the consent of the holders of not less than 66 2/3% in Outstanding Principal Balance of the Notes (excluding any Notes held by Advanta Business Services or any of its affiliates) and (ii) satisfaction of the Rating Agency Condition with respect to such modification; but no modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the Holder of each Note so affected or (b) reduce the above-stated percentage of Notes required to consent to amendments, without the consent of the Holders of all Notes then outstanding.


EVENTS OF SERVICER TERMINATION

     The following events and conditions are defined in the Indenture as "EVENTS OF SERVICER TERMINATION":

          (a) failure on the part of the Servicer to remit to the Trustee within five calendar days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Indenture;

          (b) failure on the part of the Servicer to perform or observe any other term, covenant or agreement in the Indenture or in any related agreement with the result that the interests of the Noteholders or of the Trustee have been materially and adversely affected, and the failure has been unremedied for 30 calendar days after receipt by the Servicer of a written notice from the Trustee;

          (c) if any representation or warranty of the Servicer made in the Indenture or any related agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by the Servicer will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided further that the material breach of any representation or warranty made by Advanta Business Services in the Contribution Agreement with respect to any of the Contracts or the Equipment subject thereto will not constitute an Event of Servicer Termination if Advanta Business Services or a successor thereto repurchases the Contract and Equipment in accordance with the Contribution Agreement to the extent provided therein; and



          (d) events of voluntary or involuntary insolvency or bankruptcy relating to the Servicer.


SERVICER TERMINATION


     So long as an Event of Servicer Termination under the Indenture is continuing, the Trustee shall, upon the instructions of the holders of 66 2/3% in Outstanding Principal Balance of the Notes (excluding any Notes held by the Servicer or any affiliate of the Servicer), by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (except the Servicer's obligations that shall survive such termination) under the Indenture. Upon the receipt by the Servicer of the written notice, all authority and power of the Servicer under the Indenture to take any action with respect to any Contract or Equipment will cease and the same will pass to and be vested in the Trustee (or other successor Servicer) pursuant to and under the Indenture.


                      PREPAYMENT AND YIELD CONSIDERATIONS


     The rate of principal payments on the Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on the Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any of these payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related amount (which is at least equal to the Prepayment Amount) into the Collection Account.



     The leases do not allow prepayment at the option of the User. Under the Indenture, the Servicer may allow prepayments of leases; provided that no prepayment of a Contract that is a lease will be allowed in an amount less than the Prepayment Amount.



     The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, and the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Noteholders.



     The following chart sets forth the percentage of the Initial Principal Balance of the Class A-1, Class A-2, Class A-3 and Class B Notes which would be outstanding on the Payment Dates set forth below assuming a CPR of 0%, 6%, 12% and 18%, respectively, and were calculated using the Statistical Discount Rate 7.18%. Furthermore, the charts were calculated assuming no losses related to the Contracts and that the Residual Receipts equal the aggregate Booked Residual Value in each Collection Period. This information is hypothetical and is set forth for illustrative purposes only.



     This information is based upon assumptions which may or may not be accurate. Actual payment experience may vary significantly from the following tables.


     The Conditional Payment Rate ("CPR") assumes that a fraction of the Aggregate Contract Principal Balance is prepaid on each Calculation Date, which implies that each Contract is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract pool. The CPR equals the monthly prepayments divided by the previous month's outstanding discounted present value of the Contracts minus the payment of all Scheduled Payments on the Contracts during that Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of Scheduled Payments as of the Statistical Calculation Date, assumes that the Issuers exercise their options to redeem the Notes when the Aggregate Contract Principal Balance amortizes to less than 10% of the Initial Aggregate Contract Principal Balance and assumes the Closing Date is August 17, 1999 and the first Payment Date is September 15, 1999. In addition, it is assumed, for the purposes of these charts only, that the Issuers issue the Notes in the following amounts and at the following interest rates:



                                                             ASSUMED                ASSUMED
                       CLASS                         INITIAL PRINCIPAL AMOUNT    INTEREST RATE
                       -----                         ------------------------    -------------
A-1................................................        $51,460,585               5.57%
A-2................................................        $38,232,647               6.39%
A-3................................................        $10,213,977               6.66%
B..................................................        $11,720,956               6.89%

                             PERCENTAGE OF THE INITIAL PRINCIPAL     PERCENTAGE OF THE INITIAL PRINCIPAL
                               BALANCE OF THE CLASS A-1 NOTES          BALANCE OF THE CLASS A-2 NOTES
                            -------------------------------------   -------------------------------------
                                             CPR                                     CPR
                            -------------------------------------   -------------------------------------
PAYMENT DATE                  0%        6%        12%       18%       0%        6%        12%       18%
------------                -------   -------   -------   -------   -------   -------   -------   -------
Closing Date..............  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
September 15, 1999........   89.57     88.51     87.38     86.19    100.00    100.00    100.00    100.00
October 15, 1999..........   79.32     77.30     75.18     72.93    100.00    100.00    100.00    100.00
November 15, 1999.........   69.26     66.40     63.40     60.25    100.00    100.00    100.00    100.00
December 15, 1999.........   59.52     55.92     52.16     48.23    100.00    100.00    100.00    100.00
January 15, 2000..........   50.01     45.76     41.35     36.76    100.00    100.00    100.00    100.00
February 15, 2000.........   40.69     35.89     30.93     25.80    100.00    100.00    100.00    100.00
March 15, 2000............   31.69     26.42     21.01     15.45    100.00    100.00    100.00    100.00
April 15, 2000............   22.99     17.34     11.56      5.66    100.00    100.00    100.00    100.00
May 15, 2000..............   14.72      8.75      2.68      0.00    100.00    100.00    100.00     96.22
June 15, 2000.............    6.91      0.69      0.00      0.00    100.00    100.00     93.93     87.03
July 15, 2000.............    0.00      0.00      0.00      0.00     99.34     92.39     85.40     78.37
August 15, 2000...........    0.00      0.00      0.00      0.00     91.43     84.34     77.26     70.17
September 15, 2000........    0.00      0.00      0.00      0.00     83.77     76.61     69.49     62.40
October 15, 2000..........    0.00      0.00      0.00      0.00     76.41     69.23     62.12     55.09
November 15, 2000.........    0.00      0.00      0.00      0.00     69.42     62.27     55.22     48.30
December 15, 2000.........    0.00      0.00      0.00      0.00     62.74     55.66     48.72     41.94
January 15, 2001              0.00      0.00      0.00      0.00     56.32     49.35     42.57     35.97
February 15, 2001.........    0.00      0.00      0.00      0.00     50.21     43.39     36.79     30.40
March 15, 2001............    0.00      0.00      0.00      0.00     44.43     37.79     31.40     25.25
April 15, 2001............    0.00      0.00      0.00      0.00     38.89     32.46     26.30     20.41
May 15, 2001..............    0.00      0.00      0.00      0.00     33.69     27.49     21.58     15.97
June 15, 2001.............    0.00      0.00      0.00      0.00     28.89     22.93     17.27     11.93
July 15, 2001.............    0.00      0.00      0.00      0.00     24.39     18.68     13.29      8.22
August 15, 2001...........    0.00      0.00      0.00      0.00     20.27     14.80      9.67      4.88
September 15, 2001........    0.00      0.00      0.00      0.00     16.55     11.31      6.43      1.90
October 15, 2001..........    0.00      0.00      0.00      0.00     13.20      8.19      3.54      0.00
November 15, 2001.........    0.00      0.00      0.00      0.00     10.19      5.40      0.97      0.00
December 15, 2001.........    0.00      0.00      0.00      0.00      7.36      2.78      0.00      0.00
January 15, 2002..........    0.00      0.00      0.00      0.00      4.67      0.31      0.00      0.00
February 15, 2002.........    0.00      0.00      0.00      0.00      2.13      0.00      0.00      0.00
March 15, 2002............    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
April 15, 2002............    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
May 15, 2002..............    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
June 15, 2002.............    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00

Weighted Average Life(1)
  to Call (in years)......    0.47      0.43      0.40      0.37      1.61      1.51      1.41      1.32
Weighted Average Life(1)
  to Maturity (in
  years)..................    0.47      0.43      0.40      0.37      1.61      1.51      1.41      1.32


---------------


(1) The weighted average life of a Class A-1 Note or Class A-2 Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such Class of Notes by the number of years from the Closing Date to the relevant Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the applicable Class.

                             PERCENTAGE OF THE INITIAL PRINCIPAL     PERCENTAGE OF THE INITIAL PRINCIPAL
                               BALANCE OF THE CLASS A-3 NOTES           BALANCE OF THE CLASS B NOTES
                            -------------------------------------   -------------------------------------
                                             CPR                                     CPR
                            -------------------------------------   -------------------------------------
PAYMENT DATE                  0%        6%        12%       18%       0%        6%        12%       18%
------------                -------   -------   -------   -------   -------   -------   -------   -------
Closing Date..............  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
September 15, 1999........  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
October 15, 1999..........  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
November 15, 1999.........  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
December 15, 1999.........  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
January 15, 2000..........  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
February 15, 2000.........  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
March 15, 2000............  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
April 15, 2000............  100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
May 15, 2000..............  100.00    100.00    100.00    100.00    100.00    100.00    100.00     97.02
June 15, 2000.............  100.00    100.00    100.00    100.00    100.00    100.00     95.21     89.77
July 15, 2000.............  100.00    100.00    100.00    100.00     99.48     93.99     88.48     82.93
August 15, 2000...........  100.00    100.00    100.00    100.00     93.24     87.64     82.05     76.46
September 15, 2000........  100.00    100.00    100.00    100.00     87.20     81.54     75.92     70.33
October 15, 2000..........  100.00    100.00    100.00    100.00     81.38     75.71     70.11     64.56
November 15, 2000.........  100.00    100.00    100.00    100.00     75.87     70.22     64.66     59.20
December 15, 2000.........  100.00    100.00    100.00    100.00     70.60     65.01     59.53     54.18
January 15, 2001..........  100.00    100.00    100.00    100.00     65.53     60.03     54.68     49.47
February 15, 2001.........  100.00    100.00    100.00    100.00     60.71     55.33     50.11     45.08
March 15, 2001............  100.00    100.00    100.00    100.00     56.15     50.91     45.86     41.01
April 15, 2001............  100.00    100.00    100.00    100.00     51.77     46.70     41.84     37.19
May 15, 2001..............  100.00    100.00    100.00    100.00     47.67     42.78     38.12     33.69
June 15, 2001.............  100.00    100.00    100.00    100.00     43.88     39.18     34.72     30.50
July 15, 2001.............  100.00    100.00    100.00    100.00     40.33     35.82     31.57     27.57
August 15, 2001...........  100.00    100.00    100.00    100.00     37.08     32.77     28.72     24.93
September 15, 2001........  100.00    100.00    100.00    100.00     34.14     30.01     26.16     22.58
October 15, 2001..........  100.00    100.00    100.00     97.19     31.50     27.55     23.88     20.49
November 15, 2001.........  100.00    100.00    100.00     88.40     29.13     25.34     21.85     18.64
December 15, 2001.........  100.00    100.00     94.66      0.00     26.89     23.28     19.96      0.00
January 15, 2002..........  100.00    100.00      0.00      0.00     24.77     21.33      0.00      0.00
February 15, 2002.........  100.00     92.49      0.00      0.00     22.76     19.50      0.00      0.00
March 15, 2002............   98.96      0.00      0.00      0.00     20.86      0.00      0.00      0.00
April 15, 2002............   90.58      0.00      0.00      0.00     19.10      0.00      0.00      0.00
May 15, 2002..............    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
June 15, 2002.............    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00

Weighted Average Life(1)
  to Call (in years)......    2.74      2.57      2.41      2.32      1.84      1.73      1.62      1.53
Weighted Average Life(1)
  to Maturity (in
  years)..................    3.13      3.00      2.86      2.71      2.04      1.95      1.85      1.76


---------------

(1) The weighted average life of a Class A-3 Note or a Class B Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such Class of Notes by the number of years from the Closing Date to the relevant Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the applicable Class.

        AGGREGATE MONTHLY SCHEDULED PAYMENTS AND BOOKED RESIDUAL VALUES



     The following table sets forth the Scheduled Payments and the scheduled Booked Residual Value of the Contracts. For the purposes of this table we have assumed there are no delinquencies, losses or prepayments on the Contracts. In addition, we have assumed that an amount equal to the Booked Residual Value of a Contract is received from the disposition of the related Equipment in the Collection Period immediately following the Collection Period in which the last Scheduled Payment on the Contract is due. The information set forth below is not a prediction of the actual payments that will be received. The information regarding delinquencies and defaults set forth under the caption "Servicing Portfolio Delinquency and Default Information" in this Prospectus, as well as the information under "Risk Factors" should be reviewed together with the information set forth below.



MONTH                                       AGGREGATE SCHEDULED PAYMENTS   AGGREGATE BOOKED RESIDUAL VALUES
-----                                       ----------------------------   --------------------------------
August 1999...............................          5,949,253.63                       99,395.73
September 1999............................          5,852,281.52                      329,233.00
October 1999..............................          5,723,207.52                      351,100.28
November 1999.............................          5,530,260.33                      307,158.22
December 1999.............................          5,390,905.33                      306,929.98
January 2000..............................          5,262,277.04                      452,884.01
February 2000.............................          5,071,912.39                      494,458.18
March 2000................................          4,894,107.77                      625,182.09
April 2000................................          4,659,951.59                      680,269.92
May 2000..................................          4,394,336.95                      417,960.30
June 2000.................................          4,225,390.22                      240,655.46
July 2000.................................          4,090,837.55                      286,079.16
August 2000...............................          3,953,999.32                      369,016.76
September 2000............................          3,796,326.88                      388,335.31
October 2000..............................          3,599,431.04                      348,357.12
November 2000.............................          3,437,931.82                      384,691.19
December 2000.............................          3,295,228.33                      392,793.26
January 2001..............................          3,134,328.09                      531,583.86
February 2001.............................          2,959,641.44                      327,197.53
March 2001................................          2,834,271.89                      463,823.19
April 2001................................          2,652,405.30                      552,282.04
May 2001..................................          2,452,154.62                      401,110.82
June 2001.................................          2,295,117.78                      419,119.96
July 2001.................................          2,102,737.48                      536,384.85
August 2001...............................          1,905,632.25                      609,961.33
September 2001............................          1,713,604.79                      587,012.94
October 2001..............................          1,542,994.59                      321,507.28
November 2001.............................          1,451,565.29                      239,693.25
December 2001.............................          1,378,561.46                      186,157.75
January 2002..............................          1,296,613.23                      187,649.03
February 2002.............................          1,226,895.54                      285,920.87
March 2002................................          1,140,842.20                      307,388.57
April 2002................................          1,043,500.06                      234,606.69
May 2002..................................            974,637.37                       87,955.64
June 2002.................................            936,376.55                       93,540.13
July 2002.................................            892,327.41                      126,957.31
August 2002...............................            845,426.62                       93,471.28

MONTH                                       AGGREGATE SCHEDULED PAYMENTS   AGGREGATE BOOKED RESIDUAL VALUES
-----                                       ----------------------------   --------------------------------
September 2002............................            811,049.06                       85,254.51
October 2002..............................            766,346.22                       43,790.16
November 2002.............................            742,670.42                       42,654.35
December 2002.............................            713,581.55                       34,456.39
January 2003..............................            695,811.96                       25,159.73
February 2003.............................            685,020.87                       35,851.96
March 2003................................            660,917.00                       99,765.87
April 2003................................            606,860.98                      253,066.29
May 2003..................................            507,854.12                      227,007.20
June 2003.................................            425,080.03                      277,116.56
July 2003.................................            319,733.68                      301,727.80
August 2003...............................            205,855.71                      308,442.56
September 2003............................            110,641.22                      229,725.84
October 2003..............................             36,003.93                       16,105.49
November 2003.............................             25,824.20                       34,002.76
December 2003.............................             13,501.39                       20,322.45
January 2004..............................              8,118.11                        4,389.08
February 2004.............................              6,497.74                        6,957.44
March 2004................................              5,188.19                            2.00
April 2004................................              4,968.56                        6,079.11
May 2004..................................              3,341.29                              --
June 2004.................................              3,259.02                              --
July 2004.................................              2,881.02                              --
August 2004...............................              2,121.02                            2.00
September 2004............................                470.00                              --
October 2004..............................                295.00                              --
November 2004.............................                295.00                              --
December 2004.............................                295.00                              --
January 2005..............................                295.00                              --
February 2005.............................                295.00                              --
March 2005................................                295.00                              --
April 2005................................                    --                              --

                     LEGAL MATTERS AFFECTING THE CONTRACTS


GENERAL


     The Contracts that are leases are "triple-net" leases, requiring the Users to pay all taxes, maintenance and insurance associated with the Equipment, and cannot be canceled by the Users.


     The Contracts which are leases are "hell or high water" leases, under which the obligations of the User are absolute and unconditional, regardless of any defense, setoff or abatement which the User may have against Advanta Business Services, the Servicer, the Issuers, or any other person or entity whatsoever.

     Events of default under the Contracts are generally the result of failure to pay amounts when due, failure to observe other covenants in the Contract, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the User under a Contract. The remedies of the Originator (and the Issuers as assignee) following a notice and cure period are generally to seek to enforce the performance by the User of the terms and covenants of the Contract (including the User's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the User under the Contract. Although the Contracts permit the Originator to repossess and dispose of the related Equipment in the event of a lease default, and to credit the proceeds against the User's liabilities thereunder, the remedies may be limited where the User thereunder is subject to bankruptcy, or other insolvency proceedings.

UCC AND BANKRUPTCY CONSIDERATIONS


     All Contracts that are leases are "chattel paper" which creates a security interest in the related item of Equipment with respect to the Contract. A security interest in personal property is generally not a perfected security interest unless a UCC financing statement has been filed in the appropriate filing office with respect to the security interest. The Originator has filed UCC financing statements in its favor against Users in respect of Equipment with an original Equipment cost in excess of $25,000. Financing statements in favor of the Originator with respect to approximately 36.45% of the Statistical Aggregate Contract Principal Balance have been so filed. Neither the Issuers nor Advanta Business Services expect to take action to perfect the interest of the Originator in any Equipment to the extent the original Equipment cost of the related Equipment is less than or equal to $25,000. As a result, the Originator generally does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $25,000. To the extent UCC financing statements evidencing the Originator's security interest in the Equipment have not been filed against the User (i.e., with respect to those Users relating to Equipment with an original cost of less than $25,000) no security interests in the Equipment will be perfected in favor of the Originator, the Issuers or the Trustee. Consequently, another party (such as a creditor of the User) may acquire rights in the Originator's interest in the Equipment superior to those of the Issuer or the Trustee. The lack of a perfected security interest in the Equipment will result in claims against the Users being unsecured and may adversely affect the ability of the Servicer to realize on the Equipment.



     For Contracts relating to items of Equipment with original Equipment costs in excess of $25,000, the Originator will represent and warrant that a UCC financing statement in its favor has been filed in the appropriate filing office, with the result that the Originator has obtained a perfected security interest in the Equipment. Because of the administrative burden and expense involved, no UCC financing statements will be individually assigned by the Originator to either the Issuers or the Trustee. Pursuant to the Contribution Agreement, the Originator will sell and assign its interest in the Scheduled Payments under the Contracts and its security interests in the Equipment securing the Contracts to Advanta Leasing Receivables IX and, pursuant to the Indenture, Advanta Leasing Receivables IX will assign its interest in the Scheduled Payments under the Contracts and its security interests in the Equipment to the Trustee. However, because of the administrative burden and expense, none of the Originator, the Servicer, the Issuers or the Trustee will amend or file any UCC financing statements to identify the Trustee as the new secured party on the financing statement relating to the Equipment.

     In most states, an assignment of a security interest in equipment relating to a financing lease is an effective conveyance of a security interest without amendment of any UCC financing statement relating to such Equipment, and the assignee succeeds thereby to the assignor's rights as secured party. Such an assignment will be made under the Contribution Agreement. By not identifying the Trustee as the secured party on the financing statement, the security interest of the Trustee in the Equipment could be defeated through fraud or negligence or inadvertance by the Originator. In the absence of error, fraud or forgery by the related User or administrative error by state or local agencies, the proper initial filing of the financing statement relating to such Equipment will be sufficient to protect the Trustee against the rights of subsequent purchasers of such Equipment or subsequent lenders who take a security interest in the Equipment. For Equipment as to which the original secured party failed to obtain and assign to the Originator a perfected security interest (whether because the Equipment has an initial cost which of $25,000 or less or for any other reasons), the security interest of the Originator will be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. Such a failure, however, with respect to any Equipment with an initial cost in excess of $25,000 would constitute a breach of the warranties of the Originator under the Contribution Agreement and would create an obligation of the Issuers to remove the related Contract from the Trust Estate and of the Originator to repurchase such Contract from the Issuers unless the breach is cured. The Issuers will assign their rights pursuant to the Contribution Agreement to the Trustee.



     To the extent any of the Contracts are determined to be "true leases" (not financing leases) title to the Residual Interests in the Equipment (including the Residual Receipts thereon) will be held by the Originator. The Originator will assign such interest to Advanta Leasing Receivables VIII. Advanta Leasing Receivables VIII will grant a security interest in any such Equipment (including the Residual Receipts thereon) to the Trustee. Under the Contribution Agreement, the Originator has represented that the transfer of its interest in the Residual Interest in the Equipment (including the Residual Receipts thereon) is an absolute sale. In the event such transfer is recharacterized as a pledge, a bankruptcy of the Originator may result in delays in realization on the Equipment. As security for its obligations under the Contribution Agreement, the Originator has pledged its Residual Interest (including the Residual Receipts thereon) to Advanta Leasing Receivables VIII. To perfect the security interest granted by Advanta Business Services and Advanta Leasing Receivables VIII, UCC financing statements showing the Originator as debtor and Advanta Leasing Receivables VIII as secured party and Advanta Leasing Receivables VIII as debtor and the Trustee as secured party will be filed in certain states. The jurisdictions will be selected so that filings are made to cover the Originator's and Advanta Leasing Receivables VIII's interest, if any, in the Equipment relating to Contracts which in the aggregate represent approximately 85% of the Statistical Aggregate Contract Principal Balance. Financing statements will not be filed in all jurisdictions and, therefore, to the extent Advanta Business Services or Advanta Leasing Receivables VIII has an interest in Equipment not covered by one of such statements, their creditors may gain a superior interest therein.



     For some contracts, Advanta Business Services has acquired and, accordingly, transferred to the Issuers, only a contractual right to certain Scheduled Payments arising under the Contracts and the collateral therefor. The originator of such Contracts has retained rights to the Equipment at the end of the lease term and Residual Receipts. Thus, if the originator of such Contracts were to become a debtor in a bankruptcy case, the timing or amount of Scheduled Payments transferred to Advanta Business Services (and thus to the Issuers and the Trustee) could be adversely affected. For example, if the Contracts in which the Issuers only have a right to periodic payments are determined to be "true leases" (not financing leases), under the federal bankruptcy code (the "BANKRUPTCY CODE"), the bankruptcy trustee of the originator of such Contracts (including the originator itself as a debtor-in-possession) may be authorized to reject such Contracts. Rejection of a Contract is treated as a breach of such Contract. Delays in and possible reductions of the amount of Scheduled Payments owed by the Users might result. Additionally, the originator of such Contracts may be permitted under the Bankruptcy Code, in certain circumstances, to dispose of all of the rights under the Contracts (including the right to Scheduled Payments transferred to Advanta Business Services). In such event, the proceeds of the disposition of such Contracts paid to the Issuers (and therefore the Trustee) may be less than the amount of the Scheduled Payments owed by the Users.

     Furthermore, the Bankruptcy Code provides that the retention of bare legal title to a property interest, such as a lien on personal property, for servicing purposes, does not, in and of itself, vest beneficial ownership of the property interest in the legal title holder. The likely legal result of the foregoing, in light of the transfer of the Contracts and the Equipment to the Issuers, is to transfer to the Issuers the benefits of all perfected security interests in those items of Equipment in which the Originator itself had a perfected security interest (i.e., with respect to items of Equipment with an original Equipment cost in excess of $25,000). Pursuant to the Indenture, the Issuers will pledge all of their respective right, title and interest in and to the Trust Estate (including security interests in the Equipment) to the Trustee for the benefit of the Noteholders.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following summary describes generally the material United States federal income tax consequences of an investment in the Notes. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the Issuers ("SPECIAL TAX COUNSEL"). The summary is based on the Internal Revenue Code of 1986, as amended (the "CODE") as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the Notes, deals only with Notes held as capital assets within the meaning of
Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding Notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the Notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a Noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the Notes described herein. Accordingly, persons considering the purchase of Notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the Notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.


CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES


     Treatment of the Notes as Debt. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and hence the matter cannot be free from doubt, the Notes will be characterized as debt for United States federal income tax purposes. Additionally, the Issuers will agree by entering into the Indenture, and the Noteholders will agree by their purchase and holding of Notes, to treat the Notes as debt for United States federal income tax purposes.



     If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that a class of Notes did not represent debt for United States federal income tax purposes, those Notes might be treated as equity interests in an Issuer or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a Noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If the Notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on the Notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the Notes; further, Noteholders might not be entitled to any dividends received deduction in respect of payments of interest on Notes treated as dividends. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the Notes as debt is correct.



     Interest and Original Issue Discount. In general, stated interest on a Note will be includible in gross income as it accrues or is received in accordance with a Noteholder's usual method of tax accounting. If a Class of Notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those Notes. Under those provisions, a Holder of such a Note (including a cash basis holder) generally would be required to include the OID on a Note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a Note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the Note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to Holders of the Notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Note is "unconditionally payable" and hence that all of such interest should be included in the Note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most Holders of the Notes, but prospective Noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The Issuers intend to take the position that interest on the Notes constitutes "qualified stated interest" and that the above consequences do not apply.



     The Class A-1 Notes may be subject to certain additional rules applicable to "short-term obligations" if they are treated as having a maturity date of not more than one year from the date of issuance; for this purpose, such maturity date generally would be the last possible date that the obligation could be outstanding by its terms, without regard to "remote or incidental" contingencies (including defaults). In general, an individual or other cash method holder of a short-term obligation is not required to accrue OID for federal income tax purposes unless it elects to do so. Noteholders who report income for federal income tax purposes on the accrual method of accounting and certain other holders are required to include OID on short-term obligations on a straight-line basis, unless an election is made to accrue the OID according to a constant yield basis. In the case of a holder who is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term obligation will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non-electing holders who are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term obligations in an amount not exceeding the deferred interest income, until such deferred interest income is realized. For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term obligation, including stated interest, are included in the short-term obligation's stated redemption price at maturity.



     Market Discount. A Holder of a Note who purchases an interest in a Note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Note and partial principal payments on a Note (in each case, other than a "short-term obligation") are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Note that has market discount.

     Market Premium. A Holder of a Note who purchases an interest in a Note at a premium may elect to amortize the premium against interest income over the remaining term of the Note in accordance with the provisions of Section 171 of the Code.



     Disposition of the Notes. Upon the sale, exchange, or retirement of a Note, the Holder of the Note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the Holder's adjusted tax basis in the Note. The Holder's adjusted tax basis in the Note generally will equal the cost of the Note to such Holder, increased by any market or original issue discount previously included in income by such Holder with respect to the Note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such Holder with respect to such Note. Subject to the discussion of "short-term obligations" above, any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the Note has been held for more than one year.



     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the Issuers to a Holder of a Note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of an Issuer, (b) a "controlled foreign corporation" with respect to which an Issuer is a "related person" within the meaning of the Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and
(ii) provides the person who is otherwise required to withhold United States tax with respect to the Notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.



     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.



     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders of the Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.


                             STATE TAX CONSEQUENCES


     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of holding the Notes. However, purchasers of Notes should be aware that if some of the Notes were classified as interests in a partnership rather than as debt for applicable state and local tax purposes, certain states and localities might assert that the partnership is doing business therein and subject the affected Holders to taxation as a result of holding the affected Notes. In addition, the Issuers, as Nevada corporations, are not subject to income or franchise taxes imposed by the state of Nevada, but the Issuers could be taxable in other states and localities by reason of their activities; if so, state and local taxes could reduce amounts available for distribution to Holders of the Offered Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ANY NOTES.



                                LEGAL INVESTMENT



     The Class A-1 Notes will be an "eligible security" within the meaning of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.


     Any Plan fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Originator, the Issuers, the Servicer, the Trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the Notes. If the Originator, any Issuer or the Servicer is a Party in Interest with respect to the prospective

Plan investor, any Plan fiduciary or other Plan investor considering whether to purchase or hold the Notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction class exemption issued by the DOL. A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of the above-referenced class exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In such case, an individual prohibited transaction exemption must be requested and obtained from the DOL pursuant to Section 408(a) of ERISA in order to effect any such transaction.



     In addition, under DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the Trust Estate could, in certain circumstances, cause the Contracts and other property and rights included in the Trust Estate to be deemed Plan Assets of the investing Plan which, in turn, would subject the Issuers and the Trust Estate to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the Notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Consequences to Holders of the Notes" herein), and (b) should not be deemed to have any "substantial equity features," purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Contracts and other assets included in the Trust Estate should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.


     The Notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the Originator, the Issuers, the Servicer, the Trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to such Plan. Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding thereof that it is not subject to the foregoing limitation.


     Any Plan fiduciary or other Plan investor considering whether to purchase any Notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this Prospectus for guidance regarding the ERISA considerations applicable to the Notes offered hereby.



     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) with respect to which the election provided by Section 410(d) of the Code has not been made, are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                  UNDERWRITING


     Under the terms and subject to the conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") for the sale of the Offered Notes, Advanta Business Services and the Issuers have agreed to sell and the underwriters named below (the "UNDERWRITERS") have agreed to purchase the Offered Notes as set forth below:



UNDERWRITERS OF THE                                           PRINCIPAL AMOUNT OF THE
CLASS A-1 NOTES                                                   CLASS A-1 NOTES
-------------------                                           -----------------------
First Union Capital Markets Corp. ..........................         $
Barclays Capital Inc. ......................................         $



UNDERWRITERS OF THE                                           PRINCIPAL AMOUNT OF THE
CLASS A-2 NOTES                                                   CLASS A-2 NOTES
-------------------                                           -----------------------
First Union Capital Markets Corp. ..........................         $
Barclays Capital Inc. ......................................         $



UNDERWRITERS OF THE                                           PRINCIPAL AMOUNT OF THE
CLASS A-3 NOTES                                                   CLASS A-3 NOTES
-------------------                                           -----------------------
First Union Capital Markets Corp. ..........................         $
Barclays Capital Inc. ......................................         $



     The Issuers have been advised by First Union Capital Markets Corp., as representative of the Underwriters (the "REPRESENTATIVE"), that the Underwriters propose initially to offer the Offered Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to
certain dealers at such price, less a concession not in excess of      % per
Class A-1 Note,      % per Class A-2 Note and      % per Class A-3 Note. The
Underwriters may allow and such dealers may reallow to other dealers a discount
not in excess of      % per Class A-1 Note,      % per Class A-2 Note and      %
per Class A-3 Note.



                 UNDERWRITERS'
                   DISCOUNTS              AMOUNT PER
      CLASS     AND COMMISSIONS       $1,000 OF PRINCIPAL   TOTAL AMOUNT
      -----  ----------------------   -------------------   ------------
      A-1                %                $                  $
      A-2                %                $                  $
      A-3                %                $                  $
      -----                               ----------         ----------
      Total
      =====                               ==========         ==========



     Additional offering expenses are estimated to be $               .



     Each Underwriter will represent and agree that:


          (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom;

          (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.


     The Originator has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Issuers have been advised by the Representative that the Underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.


     In connection with the offering of the Offered Notes, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Notes for the purpose of stabilizing its market price.


                              RATINGS OF THE NOTES



     It is a condition to the issuance of the Notes that the Class A-1 Notes be rated at least "P-1," the Class A-2 Notes be rated at least "Aaa," the Class A-3 Notes be rated at least "Aaa" and the Class B Notes be rated at least "A1" by Moody's and the Class A-1 Notes be rated at least "F1+/AAA," the Class A-2 Notes be rated at least "AAA," the Class A-3 Notes be rated at least "AAA" and the Class B Notes be rated at least "A+" by Fitch, respectively (each, a "RATING AGENCY" and, together, the "RATING AGENCIES").



     Each rating will reflect only the views of the related Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the Residual Account and the Rating Agency's opinion of the credit quality of the Contracts and the other Pledged Assets included in the Trust Estate. The ratings are not a recommendation to purchase, hold or sell the related Notes, inasmuch as ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of a rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes by each Class's Stated Maturity Date. The rating does not address the rate of prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders. See "Risk Factors -- Limited Nature of Credit Ratings Assigned to the Notes."


                                    EXPERTS

     The balance sheets of Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX as of May 13, 1999, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS


     Legal matters relating to the validity of the issuance of the Notes will be passed upon for the Issuers by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Legal matters related to Nevada law will be passed upon for the Issuers by Woodburn & Wedge, Reno, Nevada. Legal matters will be passed upon for the Underwriters by Moore & Van Allen, PLLC, Charlotte, North Carolina.

                             REPORTS TO NOTEHOLDERS


     The Servicer will prepare monthly and annual reports that will contain information about the Notes. The financial information contained in the reports will be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, the reports will be sent to Cede, the nominee of DTC, Cedelbank and Euroclear, as the case may be, and the registered holder of the Notes. No reports will be sent to you.


                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the Offered Notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.


     The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Notes.


     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC Internet Site (http://www.sec.gov).

                                 INDEX OF TERMS


                                       PAGE
                                      ------
Account.............................      44
Additional Principal................      34
Advance Payments....................      44
Advanta.............................      22
Advanta Business Services...........      13
Advanta Leasing Receivables VIII....      13
Advanta Leasing Receivables IX......      13
Aggregate Contract Principal
  Balance...........................      18
Applicable Discount Rate............      25
Available Funds.....................      38
Available Reserve Amount............      41
Bankruptcy Code.....................      58
Beneficial Owners...................      32
Booked Residual Value...............      40
Business Day........................      32
Calculation Date....................      34
Cede................................      35
Cedelbank...........................      37
Cedelbank Customers.................      37
Class...............................      13
Class A Notes.......................      13
Class A Noteholders.................      38
Class A Percentage..................      34
Class A Principal Balance...........      34
Class A Principal Payment Amount....      33
Class A Stated Maturity Date........      32
Class A Target Investor Principal
  Amount............................      34
Class A-1 Initial Principal
  Balance...........................      34
Class A-1 Interest Rate.............      33
Class A-1 Notes.....................      13
Class A-1 Note Factor...............      45
Class A-1 Note Interest.............      33
Class A-1 Principal Balance.........      34
Class A-1 Stated Maturity Date......      32
Class A-2 Initial Principal
  Balance...........................      34
Class A-2 Interest Rate.............      33
Class A-2 Notes.....................      13
Class A-2 Note Factor...............      46
Class A-2 Note Interest.............      33
Class A-2 Principal Balance.........      34
Class A-2 Stated Maturity Date......      32
Class A-3 Initial Principal
  Balance...........................      34
Class A-3 Interest Rate.............      33
Class A-3 Notes.....................      13
Class A-3 Note Factor...............      46
Class A-3 Note Interest.............      33



                                       PAGE
                                      ------
Class A-3 Principal Balance.........      34
Class A-3 Stated Maturity Date......      32
Class B Floor.......................      34
Class B Initial Principal Balance...      34
Class B Interest Rate...............      33
Class B Note Factor.................      46
Class B Note Interest...............      33
Class B Noteholders.................      38
Class B Notes.......................      13
Class B Percentage..................      34
Class B Principal Balance...........      34
Class B Principal Payment Amount....      34
Class B Special Redemption..........      39
Class B Stated Maturity Date........      32
Class B Target Investor Principal
  Amount............................      34
Closing Date........................      13
Code................................      59
Collateral Factor...................      46
Collection Account..................      38
Collection Period...................      32
Complaint...........................      23
Contract Files......................      16
Contract Principal Balance..........      18
Contracts...........................      16
Contribution Agreement..............      13
Cooperative.........................      37
CPR.................................  25, 51
Cumulative Loss Amount..............      34
Cut-Off Date........................  16, 25
Defaulted Contract..................      40
Definitive Notes....................      35
Delinquent Contract.................      40
Depositaries........................      35
Determination Date..................      32
DOL.................................      63
DTC.................................      35
Eligible Contract...................      41
Eligible Investments................      44
Equipment...........................      16
ERISA...............................      62
Euroclear...........................      37
Euroclear Operator..................      37
Euroclear Participants..............      37
Euroclear System....................      37
Events of Default...................      48
Events of Servicer Termination......      50

                                       PAGE
                                      ------
Excess Amount.......................      18
FFIEC...............................      22
Fitch...............................      44
Fleet...............................      23
Fleet Transaction...................      23
Holders.............................      32
Indenture...........................      13
Indirect Participants...............      35
Initial Aggregate Contract Principal
  Balance...........................      25
Interest Accrual Period.............      32
Interest Payments...................      32
IRS.................................      59
Issuer..............................      13
Issuers.............................      13
Issuers' Interest...................      39
IT..................................      22
Master Agreement....................      13
Monthly Principal Amount............      33
Moody's.............................      44
Nonrecoverable Advances.............      45
Notes...............................      13
Noteholders.........................      32
Offered Notes.......................      13
Offset Amount.......................      41
OID.................................      60
Originator..........................      13
Outstanding Principal Balance.......  34, 48
Participants........................      35
Parties in Interest.................      62
Payment Date........................      32
Plan Asset Regulation...............      63
Plan Assets.........................      62
Plans...............................      62
Pledged Assets......................      16
Prepayment Amount...................      18
Project Office......................      22
Prospectus..........................      13
PTCE................................      63



                                       PAGE
                                      ------
Purchase Option Payments............      17
Rating Agencies.....................      65
Rating Agency.......................      65
Rating Agency Condition.............      48
Record Date.........................      32
Recoveries..........................      47
Representative......................      64
Required Reserve Amount.............      41
Reserve Account.....................      41
Reserve Account Initial Deposit.....  15, 41
Residual Account....................      40
Residual Event......................      40
Residual Interest...................      13
Residual Receipts...................      46
S&P.................................      44
Scheduled Payments..................      18
SEC.................................      15
Securities Act......................      15
Security Deposit....................      41
Series Supplement...................      13
Servicer............................      14
Servicer Advance....................      45
Servicer Fee........................      47
Servicer Fee Rate...................      47
Servicing Charges...................      47
Special Tax Counsel.................      59
Stated Maturity Date................      32
Statistical Aggregate Contract
  Principal Balance.................      25
Statistical Calculation Date........      25
Statistical Discount Rate...........      25
Terms and Conditions................      38
Trust Estate........................      17
Trustee.............................      13
UCC.................................      17
Underwriters........................      64
Underwriting Agreement..............      64
User................................      17
Year 2000 Issue.....................      22

                                   APPENDICES

                                                                   PAGE
                                                                   ----
A    Global Clearance, Settlement and Tax Documentation            A-1
       Procedures................................................
B    Report of Independent Accountants for Advanta Leasing         B-1
       Receivables Corp. VIII....................................
C    Financial Statements of Advanta Leasing Receivables Corp.     C-1
       VIII......................................................
D    Notes to Advanta Leasing Receivables Corp. VIII Financial     D-1
       Statements................................................
E    Report of Independent Accountants for Advanta Leasing         E-1
       Receivables Corp. IX......................................
F    Financial Statements of Advanta Leasing Receivables Corp.     F-1
       IX........................................................
G    Notes to Advanta Leasing Receivables Corp. IX Financial       G-1
       Statements................................................

                                   APPENDIX A
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Equipment Receivables Asset-Backed Notes, Series 1999-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Cedelbank or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Cedelbank and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between Cedelbank Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant (other than Citibank and Morgan as depositories for Cedelbank and Euroclear, respectively) to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear, as the case may be, before settlement date 12:30. Cedelbank or Euroclear, as the case may be, will instruct Citibank or Morgan respectively, to receive the Global Securities against payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.


     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently from a trade between two DTC Participants.


     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC Participant. The seller will send instructions to Cedelbank or Euroclear, as the case may be, before settlement date 12:30. In these cases, Cedelbank or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following business day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Cedelbank Customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.


     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of Advanta Leasing Receivables Corp. VIII:

     We have audited the accompanying balance sheet of Advanta Leasing Receivables Corp. VIII (a Nevada corporation and wholly owned subsidiary of Advanta Business Services Corp.) as of May 13, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Advanta Leasing Receivables Corp. VIII as of May 13, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  May 13, 1999

                     ADVANTA LEASING RECEIVABLES CORP. VIII

                      BALANCE SHEET -- AS OF MAY 13, 1999

                               ASSET
CASH........................................................  $1,000
                                                              ======

                        SHAREHOLDER'S EQUITY
SHAREHOLDER'S EQUITY:
  Common stock (authorized, 1,000 shares, $.01 par value,
     issued and outstanding, 1,000 shares)..................  $   10
  Additional paid-in capital................................     990
                                                              ------
          Total liabilities and shareholder's equity........  $1,000
                                                              ======

         The accompanying notes are an integral part of this statement.

                     ADVANTA LEASING RECEIVABLES CORP. VIII

                          NOTES TO FINANCIAL STATEMENT
                                  MAY 13, 1999

1.  NATURE OF OPERATIONS:

     Advanta Leasing Receivables Corp. VIII (the "Company"), a wholly owned subsidiary of Advanta Business Services Corp. ("ABSC"), was incorporated in the state of Nevada on May 5, 1999. The Company has been inactive since that date.

     The Company was organized to engage exclusively in the following business and financial activities: to acquire equipment described in certain equipment leases and to purchase equipment leases and lease receivables (collectively lease receivables) from ABSC and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Nevada law.

2.  CAPITAL CONTRIBUTION:

     ABSC purchased 1,000 shares of the common stock of the Company for $1,000 on May 13, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of Advanta Leasing Receivables Corp. IX:

     We have audited the accompanying balance sheet of Advanta Leasing Receivables Corp. IX (a Nevada corporation and wholly owned subsidiary of Advanta Business Services Corp.) as of May 13, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Advanta Leasing Receivables Corp. IX as of May 13, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  May 13, 1999

                      ADVANTA LEASING RECEIVABLES CORP. IX

                      BALANCE SHEET -- AS OF MAY 13, 1999

                               ASSET
CASH........................................................  $1,000
                                                              ======

                        SHAREHOLDER'S EQUITY
SHAREHOLDER'S EQUITY:
  Common stock (authorized, 1,000 shares, $.01 par value,
     issued and outstanding, 1,000 shares)..................  $   10
  Additional paid-in capital................................     990
                                                              ------
          Total liabilities and shareholder's equity........  $1,000
                                                              ======

         The accompanying notes are an integral part of this statement.

                      ADVANTA LEASING RECEIVABLES CORP. IX

                          NOTES TO FINANCIAL STATEMENT
                                  MAY 13, 1999

1.  NATURE OF OPERATIONS:

     Advanta Leasing Receivables Corp. IX (the "Company"), a wholly owned subsidiary of Advanta Business Services Corp. ("ABSC"), was incorporated in the state of Nevada on May 5, 1999. The Company has been inactive since that date.

     The Company was organized to engage exclusively in the following business and financial activities: to acquire equipment described in certain equipment leases and to purchase equipment leases and lease receivables (collectively lease receivables) from ABSC and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Nevada law.

2.  CAPITAL CONTRIBUTION:

     ABSC purchased 1,000 shares of the common stock of the Company for $1,000 on May 13, 1999.

                     ADVANTA LEASING RECEIVABLES CORP. VIII
                      ADVANTA LEASING RECEIVABLES CORP. IX
                                    ISSUERS

                        ADVANTA BUSINESS SERVICES CORP.
                            ORIGINATOR AND SERVICER

            EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1


  $51,460,585(1) [       %] Class A-1 Equipment Receivables Asset-Backed Notes


  $38,232,647(1) [       %] Class A-2 Equipment Receivables Asset-Backed Notes


  $10,213,977(1) [       %] Class A-3 Equipment Receivables Asset-Backed Notes



(1)Approximate initial principal amounts

                            ------------------------

                                   PROSPECTUS
                            ------------------------


FIRST UNION CAPITAL MARKETS CORP.                               BARCLAYS CAPITAL


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.


     We are not offering the Class A notes in any state where the offer is not permitted.



     Dealers will deliver a prospectus when acting as underwriters of the Class A notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A notes will deliver a prospectus until
               , 1999.

                                    PART II


ITEM 13.  Other Expenses of Issuance and Distribution.


     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Statement Fee..................................  $ 28,356**
Printing and Engraving Expenses.............................    40,000*
Trustee's Fees and Expenses.................................    15,000*
Legal Fees and Expenses.....................................   200,000*
Blue Sky Fees and Expenses..................................    10,000*
Accountants' Fees and Expenses..............................    80,000*
Rating Agency Fees..........................................    65,000*
Miscellaneous Fees and Expenses.............................    10,000*
                                                              --------
          Total.............................................  $448,356*
                                                              ========


---------------

 * Estimate





** Actual



ITEM 14.  Indemnification of Directors and Officers.


     Indemnification. Under the laws which govern the organization of the registrants, the registrants have the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Article VII of the By-laws of Advanta Business Services Corp. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

     Article XI of the By-laws of Advanta Leasing Receivables Corp. VIII provided that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

     Article XI of the By-laws of Advanta Leasing Receivables Corp. IX provided that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that Advanta Business Services Corp. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement or the Prospectus. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Advanta Business Services Corp., Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in the Registration Statement or the Prospectus.

     Insurance. As permitted under the respective laws which govern the organization of Advanta Business Services Corp., Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX, the by-laws of each such corporation permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.


ITEM 15.  Recent Sales of Unregistered Securities.



     None.


ITEM 16.  Exhibits.


EXHIBIT  DESCRIPTION OF DOCUMENT
-------  -----------------------
 1.1     Form of Underwriting Agreement for the Offered Notes
 3.1.1   Certificate of Incorporation of Advanta Business Services
         Corp.*
 3.1.2   Articles of Incorporation of Advanta Leasing Receivables
         Corp. VIII*
 3.1.3   Articles of Incorporation of Advanta Leasing Receivables
         Corp. IX*
 3.2.1   By-Laws of Advanta Business Services Corp.*
 3.2.2   By-Laws of Advanta Leasing Receivables Corp. VIII*
 3.2.3   By-Laws of Advanta Leasing Receivables Corp. IX*
 4.1     Form of Master Facility Agreement
 4.2     Form of Series Supplement to Master Facility Agreement
 4.3     Form of Master Contribution and Sale Agreement
 4.4     Form of Supplement to Master Contribution and Sale Agreement
 5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to validity*
 8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters*
23.1     Consent of Orrick, Herrington & Sutcliffe LLP*
23.2     Consent of Orrick, Herrington & Sutcliffe LLP*
23.3     Consent of Arthur Andersen LLP*
24.1     Powers of Attorney for Advanta Business Services Corp.*
24.2     Powers of Attorney for Advanta Leasing Receivables Corp.
         VIII*
24.3     Powers of Attorney for Advanta Leasing Receivables Corp. IX*
25.1     Statement of Eligibility of Trustee (Form T-1)*


---------------

* Previously filed


ITEM 17.  Undertakings.

     Undertaking in respect of indemnification. Each of the undersigned, Advanta Business Services Corp., Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX (collectively, the "Registrants"), hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The Registrants hereby undertake:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrants, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of its respective annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Business Services Corp., a Registrant, has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on August 12, 1999.


                                          ADVANTA BUSINESS SERVICES CORP.,
                                          as Registrant


                                          By:          /s/ JOHN PARIS

                                            ------------------------------------
                                              Name: John Paris
                                              Title: Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on August 12, 1999 below by the following persons in the capacities with respect to Advanta Business Services Corp. indicated.



                      SIGNATURE                        TITLE
                      ---------                        -----

                  /s/ DENNIS ALTER*                    Director
-----------------------------------------------------
                    Dennis Alter

                 /s/ GEORGE DEEHAN*                    President and Chief Executive Officer, Advanta
-----------------------------------------------------    Leasing Services (principal executive
                    George Deehan                        officer)

                   /s/ JOHN PARIS*                     Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (principal financial officer and
                     John Paris                          principal accounting officer)



* Note: A Power of Attorney appointing John Paris, Cole Silver and Mark D. Shapiro, or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals previously was filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Leasing Receivables Corp. VIII, a Registrant, has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on August 12, 1999.


                                          ADVANTA LEASING RECEIVABLES CORP. VIII


                                          By:          /s/ JOHN PARIS

                                            ------------------------------------
                                              Name: John Paris
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on August 12, 1999 by the following persons in the capacities with respect to Advanta Leasing Receivables Corp. VIII indicated.



                      SIGNATURE                        TITLE
                      ---------                        -----

                 /s/ GEORGE DEEHAN*                    Director
-----------------------------------------------------
                    George Deehan

                   /s/ JOHN PARIS*                     President and Director (principal executive
-----------------------------------------------------    officer)
                     John Paris

                  /s/ MICHAEL COCO*                    Chief Financial Officer and Director
-----------------------------------------------------    (principal financial officer and principal
                    Michael Coco                         accounting officer)

                  /s/ COLE SILVER*                     Secretary and Director
-----------------------------------------------------
                     Cole Silver

                /s/ JANICE C. GEORGE*                  Assistant Secretary and Director
-----------------------------------------------------
                  Janice C. George

             /s/ FRANCIS B. JACOBS, II*                Director
-----------------------------------------------------
                Francis B. Jacobs, II



*Note: A Power of Attorney appointing John Paris, Cole Silver and Mark D. Shapiro, or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals previously was filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Leasing Receivables Corp. IX, a Registrant, certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on August 12, 1999.


                                          ADVANTA LEASING RECEIVABLES CORP. IX


                                          By:          /s/ JOHN PARIS

                                            ------------------------------------
                                              Name: John Paris
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on August 12, 1999 by the following persons in the capacities with respect to Advanta Leasing Receivables Corp. IX indicated.



                      SIGNATURE                        TITLE
                      ---------                        -----

                 /s/ GEORGE DEEHAN*                    Director
-----------------------------------------------------
                    George Deehan

                   /s/ JOHN PARIS*                     President and Director
-----------------------------------------------------    (principal executive officer)
                     John Paris

                  /s/ MICHAEL COCO*                    Chief Financial Officer and Director
-----------------------------------------------------    (principal financial officer and principal
                    Michael Coco                         accounting officer)

                  /s/ COLE SILVER*                     Secretary and Director
-----------------------------------------------------
                     Cole Silver

                /s/ JANICE C. GEORGE*                  Assistant Secretary and Director
-----------------------------------------------------
                  Janice C. George

             /s/ FRANCIS B. JACOBS, II*                Director
-----------------------------------------------------
                Francis B. Jacobs, II



*Note: A Power of Attorney appointing John Paris, Cole Silver and Mark D. Shapiro, or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals previously was filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT
-------   -----------------------
  1.1     Form of Underwriting Agreement for the Offered Notes
  3.1.1   Certificate of Incorporation of Advanta Business Services
          Corp. (incorporated herein by reference to Exhibit 3.1 to
          Registration Statement on Form S-3 No. 333-38575 filed
          October 23, 1997)*
  3.1.2   Articles of Incorporation of Advanta Leasing Receivables
          Corp. VIII*
  3.1.3   Articles of Incorporation of Advanta Leasing Receivables
          Corp. IX*
  3.2.1   By-Laws of Advanta Business Services Corp. (incorporated
          herein by reference to Exhibit 3.1 to Registration Statement on Form S-3 No. 333-38575 filed October 23, 1997)*
  3.2.2   By-Laws of Advanta Leasing Receivables Corp. VIII*
  3.2.3   By-Laws of Advanta Leasing Receivables Corp. IX*
  4.1     Form of Master Facility Agreement
  4.2     Form of Series Supplement to Master Facility Agreement
  4.3     Form of Master Contribution and Sale Agreement
  4.4     Form of Supplement to Master Contribution and Sale Agreement
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality*
  8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters*
 23.1     Consent of Orrick, Herrington & Sutcliffe LLP with respect to legality (included in Exhibit 5.1)*
 23.2     Consent of Orrick, Herrington & Sutcliffe LLP with respect to tax matters (included in Exhibit 8.1)*
 23.3     Consent of Arthur Andersen LLP*
 24.1     Powers of Attorney for Advanta Business Services Corp.
 24.2     Powers of Attorney for Advanta Leasing Receivables Corp.
          VIII
 24.3     Powers of Attorney for Advanta Leasing Receivables Corp. IX
 25.1     Statement of Eligibility of Trustee (Form T-1)*



*Previously filed